Exhibit 99.2

EXECUTION VERSION

BOYD ACQUISITION SUB, LLC

BOYD ACQUISITION FINANCE CORP.

8.375% SENIOR NOTES DUE 2018

INDENTURE

Dated as of August 16, 2012

U.S. Bank National Association,

as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.05
(b)	12.03
(c)	12.03
313 (a)	7.06
(b)(1)	N.A.
(b)(2)	7.06;7.07
(c)	7.06;12.02
(d)	7.06
314 (a)	4.03;6.13;12.02; 12.05
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315 (a)	7.01
(b)	7.05;12.02
(c)	7.01
(d)	7.01
(e)	6.11
316 (a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	9.04
317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318 (a)	12.01
(b)	N.A.
(c)	12.01

N.A. means not applicable.

*	This Cross Reference Table is not part of the Indenture.

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-ii-

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		Page

Section 12.07.	No Personal Liability of Directors, Officers, Employees and Stockholders	82
Section 12.08.	Governing Law	82
Section 12.09.	No Adverse Interpretation of Other Agreements	83
Section 12.10.	Successors	83
Section 12.11.	Severability	83
Section 12.12.	Counterpart Originals	83
Section 12.13.	Table of Contents, Headings, etc.	83

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	VARIABLE NOTE PROVISIONS (SCHEDULE OF PRINCIPAL AMOUNT AND LEGENDS)
Exhibit C-1	FORM OF CERTIFICATION TO BE GIVEN BY HOLDER OF BENEFICIAL INTEREST IN A REGULATION S TEMPORARY GLOBAL NOTE
Exhibit C-2	FORM OF CERTIFICATION TO BE GIVEN BY TRANSFEREE OF BENEFICIAL INTEREST IN A REGULATION S TEMPORARY GLOBAL NOTE
Exhibit D	FORM OF CERTIFICATION TO BE GIVEN BY THE DEPOSITARY IN CONNECTION WITH THE EXCHANGE OF A PORTION OF A REGULATION S TEMPORARY GLOBAL NOTE
Exhibit E	FORM OF CERTIFICATE OF TRANSFER
Exhibit F	FORM OF CERTIFICATE OF EXCHANGE
Exhibit G	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS
Exhibit H	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED IN CONNECTION WITH THE ASSUMPTION

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INDENTURE dated as of August 16, 2012 by and among Boyd Acquisition Sub, LLC, a Delaware limited liability company (including any and all successors thereto, “Merger Sub”), Boyd Acquisition Finance Corp., a Delaware corporation (including any and all successors thereto, “Boyd Finance Co.” and together with Merger Sub, the “Escrow Issuers” ), and U.S. Bank National Association, as trustee (the “Trustee”).

The Escrow Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8.375% Senior Notes due 2018 (the “Notes”):

ARTICLE 1.

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01.	Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Restricted Security Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquisition” means the consummation of the merger of Merger Sub with and into the Company pursuant to the Merger Agreement.

“Acquisition Date” means the date on which the Acquisition occurs.

“Additional Assets” means:

(i) any Property (other than cash, cash equivalents or securities) to be owned by the Company, Finance Co. or a Restricted Subsidiary and used in a Related Business,

(ii) the costs of improving, restoring, replacing or developing any Property owned by the Company, Finance Co. or a Restricted Subsidiary which is used in a Related Business or

(iii) Investments in any other Person engaged primarily in a Related Business (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary in compliance with the procedure for designation of Restricted Subsidiaries set forth below in the definition of “Restricted Subsidiary.”

“Additional Notes” means any Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 2.14 and subject to compliance with Article 4.

“Affiliate” means, with respect to any Person, a Person:

(i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person,

(ii) which directly or indirectly through one or more intermediaries beneficially owns or holds 10% or more of any class of the Voting Stock of such Person (or a 10% or greater equity interest in a Person which is not a corporation) or

(iii) of which 10% or more of any class of the Voting Stock (or, in the case of a Person which is not a corporation, 10% or more of the equity interest) is beneficially owned or held directly or indirectly through one or more intermediaries by such Person.

The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(i) 1.0% of the principal amount of the Note; or

(ii) the excess of:

(a) the present value at such redemption date of (1) the redemption price of the Note at August 15, 2014 (such redemption price being set forth in the table in Section 3.07(a)) plus (2) all required interest payments due on the Note through August 15, 2014 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the Note, if greater.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means the sale, conveyance, transfer, lease or other disposition, whether in a single transaction or a series of related transactions (including, without limitation, dispositions pursuant to Sale/Leaseback Transactions or pursuant to the merger of the Company, Finance Co. or any Restricted Subsidiary of the Company with or into any person other than the Company, Finance Co. or any Restricted Subsidiary of the Company), by the Company, Finance Co. or a Restricted Subsidiary of the Company to any Person other than the Company, Finance Co. or a Restricted Subsidiary of the Company of:

(i) any of the Capital Stock or other ownership interests of any Subsidiary of the Company or

(ii) any other Property of the Company or Finance Co. or any Property of any Restricted Subsidiary of the Company, in each case not in the ordinary course of business of the Company, Finance Co. or such Restricted Subsidiary.

Notwithstanding the foregoing, the following items will not be deemed to be Asset Sales:

(a) any single transaction or series of related transactions that involves assets having a Fair Market Value of $25.0 million or less;

(b) any issuance or other such disposition of Capital Stock or other ownership interests of any Restricted Subsidiary to the Company or another Restricted Subsidiary;

(c) any such disposition of Property between or among the Company, Finance Co. and Restricted Subsidiaries of the Company;

(d) the sale or other disposition of cash or Temporary Cash Investments;

(e) any exchange of like Property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Related Business;

(f) a Restricted Payment that is permitted under Section 4.06;

(g) the disposition of all or substantially all of the assets of the Company or Finance Co. in a manner permitted pursuant to the provisions described under Section 5.01 or any disposition that constitutes a Change of Control;

(h) any grant of a non-exclusive license of trademarks, know-how, patents and any other intellectual property or intellectual property rights;

(i) dispositions that occur in the ordinary course of the Company’s, Finance Co.’s or a Restricted Subsidiary’s business in connection with Permitted Liens;

(j) any sale of inventory or other assets or any disposition of any obsolete, damaged or worn out property or equipment;

(k) the disposition of receivables in connection with the compromise, settlement or collection thereof;

(l) any Asset Sale prior to the Acquisition Date that is permitted by the Merger Agreement;

(m) the Transactions; and

(n) any surrender or waiver of contractual rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind that occur in the ordinary course of the Company’s, Finance Co.’s or any Restricted Subsidiary’s business.

“Assumption” means the consummation of the transactions whereby (a) (i) the Company will assume all of the obligations of Merger Sub under the Indenture and the Notes and (ii) Finance Co. will assume all of the obligations of Boyd Finance Co. under the Indenture and the Notes, in each case, pursuant to a supplemental indenture in the form of Exhibit H hereto; and (b) certain Guarantors will guarantee the Notes.

“Attributable Indebtedness” means Indebtedness deemed to be Incurred in respect of a Sale/Leaseback Transaction and shall be, at the date of determination, the present value (discounted at the actual rate of interest implicit in such transaction, compounded annually), of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the applicable Person or any committee thereof duly authorized to act on behalf of such Board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors, to be in full force and effect on the date of such certification and delivered to the Trustee.

“Boyd Finance Co.” has the meaning assigned to it in the preamble to this Indenture.

“Boyd Gaming” means Boyd Gaming Corporation, a Nevada corporation, or any wholly-owned Subsidiary thereof.

“Broker-Dealer” means any broker or dealer registered under the Exchange Act.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligations” means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP. For purposes of Section 4.11, Capital Lease Obligations shall be deemed secured by a Lien on the Property being leased.

“Capital Stock” means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right, warrants, options or other interest in the nature of an equity interest in such Person, but excluding any debt security convertible or exchangeable into such equity interest.

“Change of Control” means the occurrence of any of the following at any time after the Acquisition Date:

(i) (A) any “person” or “group” (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than Boyd Gaming and other than a Restricted Subsidiary, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 50% or more of the total voting power of all classes of the Voting Stock of the Company and/or warrants or options to acquire such Voting Stock, calculated on a fully diluted basis or (B) Boyd Gaming ceases to be the “beneficial owner” of 50% or more of the total voting power of all classes of the Voting Stock of the Company and/or warrants or options to acquire such Voting Stock, calculated on a fully diluted basis;

(ii) the sale, lease, conveyance or other transfer of all or substantially all of the Property of the Company (other than to any Restricted Subsidiary), determined on a consolidated basis, shall have occurred;

(iii) the stockholders of the Company shall have approved any plan of liquidation or dissolution of the Company; or

(iv) the Company consolidates with or merges into another Person or any Person consolidates with or merges into the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where:

(a) the outstanding Voting Stock of the Company is reclassified into or exchanged for Voting Stock of the surviving corporation that is Capital Stock and

(b) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction in substantially the same proportion as before the transaction.

“Clearstream” means Clearstream Banking, S.A.

“Company” means Peninsula Gaming, LLC, a Delaware limited liability company, and any and all successors thereto.

“Consolidated EBITDA” means, for any period, without duplication, the sum of:

(i) Consolidated Net Income; and

(ii) to the extent Consolidated Net Income has been reduced thereby: (a) Consolidated Fixed Charges, (b) provisions for taxes based on income, (c) Permitted Tax Distributions, (d) consolidated depreciation expense, (e) consolidated amortization expense, (f) all preopening expenses paid or accrued, (g) other noncash items reducing Consolidated Net Income, and (h) losses, charges and expenses relating to the Transactions incurred on or prior to the first anniversary of the Acquisition Date, including without limitation, integration costs; personnel restructuring, redundancy, severance or termination; one-time compensation charges; and the amount of any signing, retention and completion bonuses;

minus other noncash items increasing Consolidated Net Income;

all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated EBITDA during the Reference Period to the aggregate amount of Consolidated Fixed Charges during the Reference Period.

“Consolidated Fixed Charges” means, for any period, the total interest expense of the Company, Finance Co. and the Restricted Subsidiaries including:

(i) the interest component of Capital Lease Obligations, which shall be deemed to accrue at any interest rate reasonably determined by the Company to be the rate of interest implicit in such Capital Lease Obligations,

(ii) one-third of the rental expense attributable to operating leases,

(iii) amortization of Indebtedness discount and commissions, discounts and other similar fees and charges owed with respect to Indebtedness,

(iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing,

(v) net costs pursuant to Interest Rate Agreements,

(vi) dividends on all Preferred Stock of Restricted Subsidiaries held by Persons other than the Company, Finance Co. or a Restricted Subsidiary,

(vii) interest attributable to the Indebtedness of any other Person for which the Company, Finance Co. or any Restricted Subsidiary is responsible or liable as obligor, guarantor or otherwise, plus

(viii) any dividend or distribution, whether in cash, Property or securities, on Disqualified Stock of the Company;

minus (A) interest income during such period and (B) non-cash interest expense to the extent such expense (i) consists of pay-in-kind interest or (ii) results from the accretion of earn-out obligations Incurred in compliance with this Indenture during such period.

For the avoidance of doubt and consistent with GAAP, Consolidated Fixed Charges shall not include any capitalized interest.

“Consolidated Net Income” means for any period, the net income (loss) of the Company and its Subsidiaries determined in accordance with GAAP; provided, however, that the following items shall be excluded from the computation of Consolidated Net Income:

(i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that, subject to the limitations contained in (iii) below,

(x) the net income (or, if applicable, the Company’s equity in the net income) of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company, Finance Co. or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below) and

(y) the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income;

(ii) any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a) subject to the limitations contained in (iii) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause), and

(b) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(iii) any gain or loss realized upon the sale or other disposition of any Property of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

(iv) losses, charges and expenses relating to the Transactions incurred on or prior to the first anniversary of the Acquisition Date, including without limitation, measurement period adjustments; the effects of adjustments (including the effects of such adjustments pushed down to the Issuers and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting; integration costs; personnel restructuring, redundancy, severance or termination; one-time compensation charges; and the amount of any signing, retention and completion bonuses;

(v) items classified as extraordinary or any non-cash item classified as nonrecurring;

(vi) any non-cash charges related to fair value adjustments;

(vii) expenses or charges relating to the amortization of intangibles;

(viii) deferred financing costs amortized or written off, and premiums and prepayment penalties and other fees, premiums or reserves paid in connection with any refinancing or repayment of Indebtedness, any amendment, supplement, consent or waiver in connection with any Indebtedness, or any acquisition, disposition or financing;

(ix) any gain or loss realized in connection with any refinancing or repayment of Indebtedness;

(x) accruals and reserves that are established or adjusted, in each case within 12 months of the subject transaction, as a result of the Transactions or any acquisition, Investment, asset disposition, write down or write off (including the related tax benefit) in accordance with GAAP (including any adjustment of estimated payouts on earn-outs); and

(xi) the cumulative effect of a change in accounting principles.

For purposes of calculating Consolidated Net Income, any non-recurring charges or expenses of such Person or of a company or business acquired by such Person (in each case, including those relating to severance, relocation costs and one time compensation charges and any charges or expenses in connection with conforming accounting policies or reaudited, combining or restating financial information), in each case, incurred in connection with the purchase or acquisition of such acquired company or business by such Person shall be added to the Consolidated Net Income of such Person, to the extent any such charges or expenses were deducted in computing such Consolidated Net Income of such Person.

“Core Business” means (i) the gaming, card club, racing, sports, entertainment, leisure, amusement, lodging, restaurant, retail operations, service station operations, riverboat operations, real estate development and all other businesses and activities necessary for or reasonably related or incident thereto, including, without limitation, related acquisition, construction, development or operation of related truck stop, transportation, retail and other facilities designed to enhance any of the foregoing and online or internet gaming, and (ii) any of the types of preexisting businesses being operated on land acquired (whether by purchase, lease or otherwise) by the Company or any Restricted Subsidiary, or similar types of businesses conducted by the Company or such Restricted Subsidiary after such acquisition of land, and all other businesses and activities necessary for or reasonably related or incident thereto, provided that such land was acquired by the Company or such Restricted Subsidiary for the purpose, determined in good faith by the Company, of ultimately conducting a business or activity described in clause (i) above at some time in the future.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give written notice to the Issuers.

“Credit Facility” means (i) the Credit Agreement to be entered into on or prior to the Acquisition Date, among Merger Sub, the financial institutions named therein, Bank of America, N.A., as administrative agent, collateral agent, letter of credit issuer and swing line lender, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the Credit Agreement referred to in clause (i) remains outstanding, if designated by the Company to be included in the definition of “Credit Facility,” one or more (a) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (b) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (c) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Custodian” means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Notes” means, individually and collectively, each certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A hereto.

“Depositary” means, with respect to the Global Notes, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Development Services” means, with respect to any Qualified Facility, the provision (through retained professionals or otherwise) of development, design or construction services with respect to such Qualified Facility.

“Disqualified Stock” of a Person means any Capital Stock of such Person:

(i) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

(c) is convertible or exchangeable or exercisable for Indebtedness; and

(ii) as to which the maturity, mandatory redemption, conversion or exchange or redemption at the option of the holder thereof occurs, or may occur,

in the case of each of clauses (i) or (ii) on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that such Capital Stock of the Company or any of its Subsidiaries shall not constitute Disqualified Stock if it is redeemable prior to the first anniversary of the Stated Maturity of the Notes only if:

(a) the holder or a beneficial owner of such Capital Stock is required to qualify under the Gaming Laws and does not so qualify, or

(b) the Board of Directors determines in its reasonable, good faith judgment, as evidenced by a Board Resolution, that as a result of a holder or beneficial owner owning such Capital Stock, the Company or any of its Subsidiaries has lost or may lose any Gaming License, which if lost or not reinstated, as the case may be, would have a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole, or would restrict the ability of the Company or any of its Subsidiaries to conduct business in any gaming jurisdiction.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Contribution” means the $200.0 million equity contribution required to be made by Boyd Gaming pursuant to the Merger Agreement, which was funded by Boyd Gaming to Boyd Acquisition I, LLC on May 30, 2012.

“Escrow Agent” means U.S. Bank National Association, until a successor escrow agent shall have become such pursuant to the applicable provisions of the Escrow Agreement, and thereafter means the successor serving thereunder.

“Escrow Agreement” means the Escrow and Security Agreement, dated the Issue Date, among the Escrow Issuers, the Trustee and the Escrow Agent.

“Escrow Issuers” has the meaning assigned to it in the preamble to this Indenture.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Loss” means, with respect to any Property with a Fair Market Value of more than $25.0 million, any loss, destruction or damage of such Property, or any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation or requisition of the use of such Property.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means with respect to any Property, the price which could be negotiated in an arm’s-length free market transaction, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided:

(i) if such Property has a Fair Market Value of $15.0 million or less, by any Officer of the Company; or

(ii) if such Property has a Fair Market Value in excess of $15.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction (or the date of the written agreement with respect to such transaction), delivered to the Trustee.

“Finance Co.” means Peninsula Gaming Corp., a Delaware corporation, and any and all successors thereto.

“GAAP” means accounting principles generally accepted in the United States of America in effect on the date of this Indenture.

“Gaming Authority” means any of the Louisiana Gaming Control Board, Louisiana State Racing Commission, the Iowa Racing and Gaming Commission, the Kansas Racing and Gaming Commission and any other agency (including, without limitation, any agency established by a federally-recognized Indian tribe to regulate gaming on such tribe’s reservation), authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever which has, or may at any time after the date of this Indenture have, jurisdiction over the gaming activities of the Company or any of its Subsidiaries or any successor to such authority.

“Gaming Equipment” means slot machines, table games and other gaming equipment permitted to be installed under applicable Gaming Laws governing the Gaming Facility in which such Gaming Equipment will be installed, and any related signage, accessories, surveillance and peripheral equipment.

“Gaming Facility” means any gaming or pari-mutuel wagering establishment and other Property or assets directly ancillary thereto or used in connection therewith, including any building, restaurant, hotel, theater, parking facilities, retail shops, spa, land, golf courses, hunting facilities, sporting clay courses and other recreation and entertainment facilities, vessel, barge, ship and equipment or 100% of the equity interest of a Person the primary business of which is ownership and operation of any of the foregoing.

“Gaming Laws” means the gaming laws of a jurisdiction or jurisdictions to which the Company or any of its Subsidiaries is, or may at any time after the date of this Indenture be, subject.

“Gaming License” means any license, permit, franchise or other authorization from any governmental authority required on the date of this Indenture or at any time thereafter to own, lease, operate or otherwise conduct the gaming business of the Company and its Subsidiaries, including all licenses granted under Gaming Laws and other Legal Requirements.

“Global Note Legend” means the Legend set forth in Exhibit B under the caption “Form of Global Note Legend,” which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f).

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such first Person:

(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or

(ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include (x) endorsements for collection or deposit in the ordinary course of business; or (y) any obligation in the nature of a completion guaranty which is limited solely to an obligation to complete the development, construction or opening of any new Gaming Facility entered into on behalf of any of any Person in which a Qualified Investment has been made by the Company, Finance Co. or any Restricted Subsidiary. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means any Subsidiary of the Company that gives a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Holder” means a Person in whose name a Note is registered.

“Incur” means, with respect to any Indebtedness or other obligation of any Person to create, issue, incur (by conversion, exchange or otherwise), extend, assume, Guarantee or become liable, in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the consolidated balance sheet of such Person including by merger or operation of law (and “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings correlative to the foregoing).

“Indebtedness” means (without duplication), with respect to any Person, any indebtedness, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the Property of such Person or only to a portion thereof), or the principal amount of such indebtedness evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute customer advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included:

(i) any Capital Lease Obligations;

(ii) Indebtedness of other Persons secured by a Lien to which the Property owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (the amount of such Indebtedness being deemed to be the lesser of the value of such Property or the amount of the Indebtedness so secured);

(iii) Guarantees of Indebtedness of other Persons;

(iv) any Disqualified Stock;

(v) any Attributable Indebtedness;

(vi) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments or credit transactions issued for the account of such Person (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in this definition) of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

(vii) in the case of the Company, Preferred Stock of its Restricted Subsidiaries; and

(viii) obligations pursuant to any Interest Rate Agreement or Currency Exchange Protection Agreement.

Notwithstanding the foregoing, Indebtedness shall not include (a) any interest, accrued interest or customary earn-out obligations or other contingent consideration until due and payable or (b) any Indebtedness of (i) Diamond Jo, LLC under that certain Minimum Assessment Agreement, dated as of October 1, 2007, by and among the City of Dubuque, Iowa, Diamond Jo, LLC and the City Assessor of the City of Dubuque, Iowa, or (ii) Kansas Star Casino, LLC under that certain Developer’s Agreement, dated as of March 7, 2011, by and between Kansas Star Casino, LLC and the City of Mulvane, Kansas, in each case as amended from time to time. For purposes of this definition, the maximum fixed repurchase price of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock or Preferred Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock or Preferred Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any other obligations described in clauses (i) through (viii) above in respect thereof at such date.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Advisor” means, an investment banking firm of national standing with non-investment grade debt underwriting experience or any third party appraiser of national standing; provided, however, that such firm or appraiser is not an Affiliate of the Company.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $350.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

“Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others), in connection with the performance of obligations under any completion guaranty or otherwise, to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person, including the designation by the Board of Directors of a Person to be an Unrestricted Subsidiary. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to the Person making such Investment in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment in respect of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

“Issue Date” means August 16, 2012.

“Issuers” means, (i) prior to the consummation of the Assumption, the Escrow Issuers, and (ii) from and after the consummation of the Assumption, the Company and Finance Co.

“Kansas Star” means the Gaming Facility owned by Kansas Star Casino, LLC.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the cities of New York, New York and Las Vegas, Nevada or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Legal Requirements” means all laws, statutes and ordinances and all rules, orders, rulings, regulations, directives, decrees, injunctions and requirements of all governmental authorities, that are now or may hereafter be in existence, and that may be applicable to the Company or any Subsidiary or Affiliate thereof or the Trustee (including building codes, zoning and environmental laws, regulations and ordinances and Gaming Laws), as modified by any variances, special use permits, waivers, exceptions or other exemptions which may from time to time be applicable.

“Lien” means with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). Any Sale/Leaseback Transaction shall be deemed to constitute a Lien on the Property which is the subject of such Sale/Leaseback Transaction securing the Attributable Indebtedness represented thereby.

“Management Agreement” means the Management Agreement, to be dated the Acquisition Date, between Boyd Gaming and the Company, as the same may be amended, supplemented or revised from time to time in accordance with the terms hereof.

“Merger Agreement” means that certain Agreement and Plan of Merger entered into on May 16, 2012 by and among Boyd Gaming, Boyd Acquisition II, LLC, an indirect wholly-owned subsidiary of Boyd Gaming, Merger Sub, Peninsula Gaming Partners, LLC and the Company, as amended, modified, supplemented or restated from time to time.

“Merger Sub” has the meaning assigned to it in the preamble to this Indenture.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Proceeds” from any Asset Sale or Event of Loss by any Person or its Restricted Subsidiaries means cash and cash equivalents received in respect of the Property sold or with respect to which an Event of Loss occurred, excluding business interruption or delay in completion insurance proceeds, and net of:

(i) all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary incurred in connection with an Asset Sale or Event of Loss, including, without limitation, all legal, title and recording tax expenses, commissions and fees and expenses incurred (but excluding any finder’s fee or broker’s fee payable to any Affiliate of such Person) and all Federal, state, provincial, foreign and local taxes arising in connection with such Asset Sale or Event of Loss that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries,

(ii) all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such Property in accordance with the terms of any Lien upon or with respect to such Property or which must, by the terms of such Lien, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale or Event of Loss, and

(iii) all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such Asset Sale or Event of Loss; provided, however, that, in the event that any consideration for an Asset Sale or Event of Loss (which would otherwise constitute Net Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; and provided, further, that any noncash consideration received in connection with an Asset Sale or Event of Loss which is subsequently converted to cash shall be deemed to be Net Proceeds at and from the time of such conversion.

“Non-Recourse Indebtedness” means Indebtedness of a Person to the extent that under the terms thereof or pursuant to applicable law:

(i) no personal recourse shall be had against such Person for the payment of the principal of or interest or premium, if any, on such Indebtedness, and

(ii) enforcement of obligations on such Indebtedness is limited only to recourse against interests in Property purchased with the proceeds of the Incurrence of such Indebtedness and as to which neither the Company nor Finance Co. nor any of the Restricted Subsidiaries provides any credit support or is liable.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuers’ obligations under this Indenture and the Notes set forth in Article 10, including as a result of execution of a Supplemental Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture except for redemption rights and obligations. Unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Offering” means the offering of the Notes by the Escrow Issuers.

“Offering Memorandum” means the Offering Memorandum dated August 2, 2012, pursuant to which the Initial Notes were offered.

“Officer” means the Chief Executive Officer, President, Treasurer, any Executive Vice President, Senior Vice President or any Vice President of the applicable Issuer.

“Officers’ Certificate” means a certificate signed by two Officers of each of the Issuers, at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of such Issuer.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Boyd Gaming, the Company, Finance Co., any Guarantor or the Trustee.

“Pari Passu Indebtedness” means:

(i) with respect to the Company and/or Finance Co., any Indebtedness which ranks pari passu in right of payment with the Notes; and

(ii) with respect to any Guarantor, any Indebtedness which ranks pari passu in right of payment with such Guarantor’s Note Guarantee.

The determination of whether any Indebtedness ranks pari passu in right of payment shall not take into account whether or not such Indebtedness is secured by any collateral.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Peninsula Group” has the meaning set forth in clause (i) of the definition of “Permitted Tax Distribution.”

“Permitted FF&E Financing” means Indebtedness of the Company, Finance Co. or any of the Restricted Subsidiaries that is Incurred to finance the acquisition or lease after the date of this Indenture of newly acquired or leased furniture, fixtures or equipment (“FF&E”) used directly in the operation of a Gaming Facility owned or leased by the Company or its Restricted Subsidiaries and secured by a Lien on such FF&E in an amount not to exceed 100% of the cost of the FF&E so purchased or leased.

“Permitted Investment” means an Investment by an Issuer or any Restricted Subsidiary in:

(i) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Core Business or a Related Business;

(ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Core Business or a Related Business;

(iii) Temporary Cash Investments;

(iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, including without limitation credit extended to customers; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be;

(vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(viii) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date so long as such extension, modification or renewal does not increase the Investment as in effect at the Issue Date or is not materially adverse to the interests of the noteholders;

(ix) securities received pursuant to clause (ii) of Section 4.09(a);

(x) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(xi) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property in the ordinary course of business;

(xii) other Investments in an aggregate amount not to exceed, together with all Investments made pursuant to this clause (xii), $25.0 million in the aggregate;

(xiii) Qualified Investments provided that at the time such Qualified Investment is made and giving pro forma effect thereto (A) the Consolidated Fixed Charge Coverage Ratio of the Company on the date of the Investment would have been greater than 2.5 to 1 and (B) no Default or Event of Default would exist; provided, however, that, if an Investment in any Person made pursuant to this clause (xiii) would, at any time after the date such Investment is made, cease to qualify as a Qualified Investment due to a failure to satisfy the requirements of clause (ii) of the definition of “Qualified Investment,” then the Company will be deemed to have made an Investment equal to the value of its Investment in such Person at such time (valued in each case as provided in the definition of “Investment”) and the value of such Investment at such time will, for the period such Investment does not so qualify, be included in the calculation of the aggregate amount of Restricted Payments referenced under clause (iii) of Section 4.06(a);

(xiv) any Investment required by a Gaming Authority or made in lieu of payment of a tax or in consideration of a reduction in tax; and

(xv) payments with respect to a Guarantee or other extension of credit that qualified as a Qualified Investment at the time the Guarantee was given or extension of credit was made, unless such Guarantee or extension of credit no longer qualifies as a Qualified Investment due to a failure to satisfy the requirements of clause (ii) of the definition of “Qualified Investment.”

“Permitted Liens” means:

(i) Liens securing Indebtedness and other obligations under the Credit Facility in an amount not to exceed the amount of Indebtedness permitted to be Incurred pursuant to clause (iii) of Section 4.08(b);

(ii) Liens to secure Indebtedness permitted by clause (viii) of Section 4.08(b) covering only the assets acquired with or financed by such Indebtedness;

(iii) Liens for taxes, assessments or governmental charges or levies on the Property of the Company, Finance Co. or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

(iv) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens which secure payment of obligations arising in the ordinary course of business;

(v) Liens in favor of issuers of performance bonds and surety bonds obtained in the ordinary course of business;

(vi) other Liens incidental to the conduct of its business or the ownership of its Properties which were not created in connection with the Incurrence of Indebtedness or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of its Properties or materially impair the use thereof in the operation of its business, including without limitation leases, subleases, licenses and sublicenses;

(vii) Liens arising from Uniform Commercial Code financing statements regarding operating leases;

(viii) pledges or deposits under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company, Finance Co. or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company, Finance Co. or any Restricted Subsidiary, or deposits for the payment of rent, or deposits to secure liability to insurance carriers, in each case Incurred in the ordinary course of business;

(ix) minor survey exceptions;

(x) utility easements, building or zoning restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and do not materially detract from the value of such Property;

(xi) Liens existing on the Issue Date;

(xii) Liens securing obligations to a trustee pursuant to the compensation and indemnity provisions of any indenture and Liens created for the benefit of (or to secure) the Notes or the Note Guarantees;

(xiii) Liens (including extensions and renewals thereof) upon real or tangible personal property acquired by that Person after the date of this Indenture; provided that

(a) any such Lien is created solely for the purpose of securing Indebtedness representing, or Incurred to finance, refinance or refund, all costs (including the cost of construction, installation or improvement) of the item of Property subject thereto,

(b) the principal amount of the Indebtedness secured by that Lien does not exceed 100% of that cost,

(c) that Lien does not extend to or cover any other Property other than that item of Property and any improvements on that item or is otherwise a Permitted Lien under clause (xxxii) of this definition, and

(d) the Incurrence of that Indebtedness is permitted under Section 4.08;

(xiv) Liens on any property to secure all or part of the cost of improvements or construction thereon or Indebtedness incurred to provide funds for that purpose in a principal amount not exceeding the cost of those improvements or construction;

(xv) Liens upon specific items of inventory or other goods and proceeds of that Person securing that Person’s obligations in respect of bankers’ acceptances issued or created for the account of that Person to facilitate the purchase, shipment or storage of that inventory or other goods;

(xvi) Liens securing reimbursement obligations with respect to commercial letters of credit issued for the account of that Person which encumber documents and other Property relating to those commercial letters of credit and the products and proceeds thereof;

(xvii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods by that Person;

(xviii) licenses, leases or subleases granted to others not interfering in any material adverse respect with the business of that Person or any of its Subsidiaries;

(xix) Liens encumbering Property or assets of that Person under construction arising from progress or partial payments by a customer of that Person or one of its Subsidiaries relating to that Property or assets;

(xx) Liens encumbering customary initial deposits and margin accounts, and other Liens incurred in the ordinary course of business and which are within the general parameters customary in the gaming industry;

(xxi) Liens encumbering deposits made to secure obligations arising from statutory or regulatory requirements of that Person or its Subsidiaries;

(xxii) Liens that are contractual rights of setoff relating to depositary relations with financial institutions and securities intermediaries;

(xxiii) Liens on cash collateral required to be deposited pursuant to the terms of a Credit Facility to secure the funding obligations of any defaulting lender, including cash collateral deposited with respect to any unreimbursed drawing under a letter of credit;

(xxiv) any interest or title of a lessor in the Property subject to any Capitalized Lease Obligation or operating lease which, in each case, is permitted under this Indenture or purchase money Indebtedness which is permitted under Section 4.08;

(xxv) Liens related to Capital Lease Obligations, mortgage financings or purchase money obligations incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or any Restricted Subsidiary which, in each case, is permitted under this Indenture pursuant to clause (xi) of Section 4.08(b); provided that in each case, any such Lien encumbers only the asset or assets so financed, purchased, constructed or improved;

(xxvi) Liens arising out of conditional sale, title retention consignment or similar arrangements for the sale of goods entered into by that Person or any of its Subsidiaries in the ordinary course of business;

(xxvii) Liens for judgments or orders not giving rise to an Event of Default and deposits to secure surety or appeal bonds;

(xxviii) Liens on Property acquired by the Company or any Restricted Subsidiary (including an indirect acquisition of Property by way of a merger of a Person with or into the Company or any Restricted Subsidiary or the acquisition of a Person), provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation, and were not created in connection therewith or in anticipation thereof, and provided, further, that such Liens do not extend to any additional Property or assets of the Company or any Restricted Subsidiary;

(xxix) pledges or deposits made by such Person in connection with any letter of intent or purchase agreement;

(xxx) Liens securing Permitted Refinancing Indebtedness permitted to be Incurred under this Indenture; provided that such Liens extend only to the Property or assets of the Company, Finance Co. or any Restricted Subsidiary encumbered by the refinanced Indebtedness unless the Incurrence of such Liens is otherwise permitted under this Indenture;

(xxxi) Liens in favor of any Issuer or any Restricted Subsidiary; and

(xxxii) Liens not specified in the foregoing; provided that the aggregate Indebtedness secured by the Liens under this clause (xxxii) does not exceed $40.0 million at any one time outstanding as of the date any such Lien is granted or otherwise becomes effective in reliance on this clause (xxxii). For the avoidance of doubt, Liens Incurred in reliance on this clause (xxxii) may secure Indebtedness in an amount in addition to Indebtedness that is also secured by Liens Incurred in reliance on one or more other clauses of this definition.

“Permitted Refinancing Indebtedness” means any renewals, repurchases, redemptions, extensions, substitutions, refinancings or replacements of any Indebtedness of the Company, Finance Co. or any of the Restricted Subsidiaries, including any successive extensions, renewals, substitutions, refinancings or replacements (and including refinancings by the Company of Indebtedness of Finance Co. and/or a Restricted Subsidiary):

(i) to the extent that the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, repurchased, redeemed, extended, substituted, refinanced or replaced (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(ii) so long as the Weighted Average Life to Maturity and Stated Maturity is not shortened, and

(iii) so long as the new Indebtedness is not be senior in right of payment to the Indebtedness that is being renewed, repurchased, redeemed, extended, substituted, refinanced or replaced;

provided, however, that Permitted Refinancing Indebtedness shall not include Indebtedness of the Company, Finance Co. or any Guarantor that refinances Indebtedness of a Subsidiary that is not a Guarantor (other than Finance Co.).

“Permitted Tax Distribution” means, with respect to the Company relative to any tax period, (i) the U.S. federal, state and local income taxes that would have been payable for such tax period by the Company and its Restricted Subsidiaries (the “Peninsula Group”) if the Peninsula Group were a stand-alone income tax group for all tax periods ending after the date hereof (and the foregoing stand-alone group treatment shall apply to all transactions between members of the Peninsula Group (on the one hand) and Affiliates of Boyd Gaming that are not members of the Peninsula Group (on the other hand) other than any sales that result in “deferred intercompany gain” or “deferred intercompany loss” for purposes of Section 1502 of the Code, determined in accordance with relevant U.S. federal, state or local income tax statutes and regulations, minus (ii) the amount of any such U.S. federal, state or local income taxes paid directly by members of the Peninsula Group for such tax period, plus (iii) without duplication for any amounts determined under clauses (i) or (ii), the amount of any incremental stand-alone U.S. federal, state or local income taxes that would have been assessed in respect of members of the Peninsula Group in connection with audit adjustments after the date hereof made as a result of federal, state or local income tax examinations (less any portion of such amounts paid directly by members of the Peninsula Group).

“Person” means any individual, corporation, company (including limited liability company), partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person (but excluding Capital Stock or other securities issued by such first Person).

“Public Equity Offering” means an underwritten public offering of Capital Stock of the Company pursuant to an effective registration statement under the Securities Act.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Facility” has the meaning set forth in clause (i) of the definition of “Qualified Investment.”

“Qualified Investment” means an Investment by the Company, Finance Co. or any of the Restricted Subsidiaries in any Person primarily engaged or preparing to engage in a Core Business or a Related Business; provided that:

(i) the primary purpose for which such Investment was made was to finance or otherwise facilitate the development, construction or acquisition of a facility (a “Qualified Facility”) that (a) is located in a jurisdiction in which the conduct of gaming using electronic gaming devices is permitted pursuant to applicable law and (b) conducts or, following such development, construction or acquisition, will conduct gaming utilizing electronic gaming devices or is related to, ancillary or supportive of, connected with or arising out of such gaming business;

(ii) the Company, Finance Co. and any of its Restricted Subsidiaries at the time of the Investment (a) own in the aggregate at least 35% of the outstanding Voting Stock of such Person or (b)(1) control the day-to-day gaming operation of such Person pursuant to a written agreement and (2) provide or have provided Development Services with respect to the applicable Qualified Facility; and

(iii) none of Boyd Gaming or any Affiliate of Boyd Gaming, other than the Company or any of its Subsidiaries, is a direct or indirect obligor, contingently or otherwise, of any Indebtedness of such Person or a direct or indirect holder of any Capital Stock of such Person, other than through their respective ownership interests in the Company.

“Qualified Non-Recourse Debt” means Indebtedness:

(i) as to which neither the Company nor Finance Co. nor any of the Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise; provided, however, that the provision by the Company of a completion guaranty or the making of payments with respect thereto, in each case, to the extent permitted under Section 4.06, shall not prevent any Indebtedness from constituting Qualified Non-Recourse Debt;

(ii) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any Indebtedness of the Company, Finance Co. or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company, Finance Co. or any of the Restricted Subsidiaries.

“Reference Period” means the period of four consecutive fiscal quarters ending with the last full fiscal quarter immediately preceding the date of a proposed Incurrence, Restricted Payment or other transaction for which financial statements are available.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A bearing the Global Note Legend and the Restricted Security Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A bearing the Global Note Legend and the Restricted Security Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the applicable Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A bearing the Global Note Legend, the Restricted Security Legend and the Regulation S Temporary Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Regulation S Temporary Note Legend” means the Legend set forth in Exhibit B under the caption “Form of Legend for Regulation S Temporary Notes,” which is required to be placed on all Regulation S Temporary Global Notes issued under this Indenture.

“Related Business” means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries in connection with any Gaming Facility and any and all reasonably related businesses necessary for, in support, furtherance or anticipation of and/or ancillary to or in preparation for, such business including, without limitation, the development, expansion or operation of any Gaming Facility (including any land-based, dockside, riverboat or other type of casino), owned, or to be owned, leased or managed by the Company or one of its Subsidiaries.

“Related Person” means any legal or beneficial owner of 5% or more of any class of Capital Stock of the Company or any of its Subsidiaries.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Restricted Security Legend.

“Restricted Global Note” means a Global Note bearing the Restricted Security Legend.

“Restricted Notes” means a Restricted Global Note or a Restricted Definitive Note.

“Restricted Payment” means:

(i) any dividend or distribution (whether made in cash, Property or securities) declared or paid on or with respect to any shares of Capital Stock of the Company or to the Company’s stockholders in respect of any shares of Capital Stock of the Company except for such dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock of the Company);

(ii) a payment made by the Company, Finance Co. or any Restricted Subsidiary (other than to the Company, Finance Co. or a Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock of the Company or Capital Stock of any Affiliate of the Company or any warrants, rights or options, to directly or indirectly purchase or acquire any such Capital Stock or any securities exchangeable for or convertible into any such Capital Stock;

(iii) a payment made by the Company, Finance Co. or any Restricted Subsidiary after the Issue Date to redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment (other than the redemption, purchase, repurchase, defeasance or other acquisition of any Indebtedness subordinate in right of payment to the Notes or any Note Guarantee made in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment), Indebtedness of the Company, Finance Co. or any Guarantor which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes or any Note Guarantee; or

(iv) any Investment (other than a Permitted Investment) in any Person.

“Restricted Period” has the meaning given such term in United States Treasury Regulations- Section 1.163-5(c)(2)(i)(D)(7).

“Restricted Security Legend” means the Legend set forth in Exhibit B under the caption “Form of Restricted Security Legend,” which is required to be placed on all Restricted Notes issued under this Indenture.

“Restricted Subsidiary” means any Subsidiary of the Company (other than Finance Co.) that:

(i) has not been designated by the Board of Directors as an Unrestricted Subsidiary, or

(ii) was an Unrestricted Subsidiary but has been redesignated by the Board of Directors as a Restricted Subsidiary,

in each case as provided under the definition of “Unrestricted Subsidiary”; provided, however, that no Subsidiary shall be redesignated from an Unrestricted Subsidiary to a Restricted Subsidiary unless, immediately after giving pro forma effect to such designation, the Company would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.08(a).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc.

“Sale/Leaseback Transaction” means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary of the Company (other than Finance Co.) that:

(i) guarantees or otherwise provides direct credit support for any Indebtedness of the Company; or

(ii) is a Domestic Subsidiary and a “Significant Subsidiary” as defined in the Credit Facility.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which a payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” of any Person means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(i) such Person,

(ii) such Person and one or more Subsidiaries of such Person or

(iii) one or more Subsidiaries of such Person.

“Temporary Cash Investments” means any of the following:

(i) Investments in U.S. Government Obligations maturing within 90 days of the date of acquisition thereof,

(ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term debt is rated “A-3” or higher, “A-” or higher or “A-” or higher according to Moody’s, S&P or Fitch Credit Rating Co. (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), respectively,

(iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above,

(iv) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than the Company or an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s, “A-1” (or higher) according to S&P or “A-1” (or higher) according to Fitch Credit Rating Co. (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), and

(v) Investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (iv) above.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date, if any, on which this Indenture is qualified under the TIA.

“Transactions” means the acquisition of the Company by Boyd Gaming pursuant to the Merger Agreement, including without limitation, the Equity Contribution, the entering into and initial borrowing under the Credit Facility, the issuance of the notes hereunder and repurchase and cancellation and/or repayment and satisfaction and discharge of certain indebtedness of the Company as of the Acquisition Date.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 15, 2014; provided, however, that if the period from the redemption date to August 15, 2014, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Restricted Security Legend.

“Unrestricted Global Note” means one or more Global Notes that do not bear and are not required to bear the Restricted Security Legend.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company (other than Finance Co.) which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors) and (ii) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.

“Voting Stock” means securities of any class or classes of a Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or Persons performing equivalent functions).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(ii) the then outstanding principal amount of such Indebtedness.

Section 1.02.	Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.13
“Change of Control Payment”	4.13
“Change of Control Payment Date”	4.13
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.09
“Funding Guarantor”	10.03
“Guarantor Obligations”	10.01
“Investment Company Act”	4.14
“Legal Defeasance”	8.02
“Paying Agent”	2.03
“Prepayment Offer”	4.09
“Redemption Date”	3.07
“Redemption Provision Default”	6.12
“Registrar”	2.03
“Release”	3.10
“Special Mandatory Redemption”	3.10
“Special Mandatory Redemption Date”	3.10
“Special Mandatory Redemption Event”	3.10
“Special Mandatory Redemption Price”	3.10
“Successor”	5.01

Section 1.03.	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.	Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) provisions apply to successive events and transactions;

(f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(g) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness.

ARTICLE 2.

THE NOTES

Section 2.01.	Form and Dating.

(a) General. The Notes and the Trustee’s Certificate of Authentication shall be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

(b) Global Notes. Global Notes shall be registered in the name of the Depositary and deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuers and authenticated by the Trustee (or an authenticating agent appointed by the Trustee in accordance with Section 2.02) as hereinafter provided, for credit to the respective accounts of owners of beneficial interests in such Global Note or to such other accounts as they may direct. Each Global Note shall contain the Global Note Legend and shall contain a “Schedule of Principal Amount” in the form set forth under such heading on Exhibit B hereto. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Global Note and increases or decreases thereto shall also be recorded in the Note Register, as hereinafter provided.

(c) 144A Notes. Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Global Notes bearing the Legends set forth on Exhibit B hereto under the headings “Form of Global Note Legend” and “Form of Restricted Security Legend.”

(d) Regulation S Temporary Global Note. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more temporary Global Notes bearing the Legends set forth on Exhibit B hereto under the headings “Form of Global Note Legend”, “Form of Restricted Security Legend”, and “Form of Legend for Regulation S Temporary Notes.”

(e) Regulation S Global Note. On or after the termination of the Restricted Period, interests in the Regulation S Temporary Global Note shall be exchangeable (in accordance with requirements set forth in Section 2.06(b)) for corresponding interests in a Restricted Global Note.

(f) Definitive Notes. Except as set forth in Section 2.06(a), Definitive Notes will not be issued. Notes issued in definitive form shall not contain the Global Note Legend or a “Schedule of Principal Amount.”

(g) Indenture Governs in the Case of Inconsistency. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Section 2.02.	Execution and Authentication.

At least one Officer shall sign the Notes for the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuers signed by an Officer (an “Authentication Order”), authenticate and deliver: (i) on the date hereof, an aggregate principal amount of $350.0 million 8.375% Senior Notes due 2018 and (ii) Additional Notes issued in compliance with Section 2.14 for an original issue in an aggregate principal amount specified in the written order of the Issuers pursuant to this Section 2.02. Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of such Notes is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers, pursuant to one or more Authentication Orders, except as provided in Section 2.07.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03.	Registrar and Paying Agent.

The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Any Issuer or any of their Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04.	Paying Agent to Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) shall have no further liability for the money. If the Issuers or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.	Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Issuers shall otherwise comply with TIA § 312(a).

Section 2.06.	Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if (i) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary or (ii) there has occurred and is continuing an Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Holder of the Global Note and the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Except as described in the two preceding sentences, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Security Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Transfers of beneficial interests in a Regulation S Temporary Global Note only may be transferred upon (A) delivery by a beneficial owner of an interest therein to the Depositary or its nominee (as the case may be) of a written certificate substantially in the form of Exhibit C-1 hereto, and (B) delivery by the transferee of such interest to the Depositary or its nominee (as the case may be) of a written certificate substantially in the form of Exhibit C-2 hereto. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h). If the holder of a beneficial interest in the Regulation S Temporary Global Note at any time, on or after the termination of the Restricted Period in respect of such Note, wishes to exchange its interest in such Regulation S Temporary Global Note for an interest in the Regulation S Permanent Global Note, or to transfer its interest in such Regulation S Temporary Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Permanent Global Note, the notice in (B)(1) must be substantially in the form of Exhibit C-1 and the instructions in (B)(2) must be substantially in the form of Exhibit D.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit F hereto, including the certifications in item (1)(a) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Security Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when the applicable Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.

(v) Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit F hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Issuers or any Subsidiary of the Company, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Restricted Security Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit F hereto, including the certifications in item (1)(b) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Security Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Restricted Security Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit F hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to the Issuers or any Subsidiary of the Company, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the appropriate 144A Global Note, and in the case of clause (C) above, the appropriate Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit F hereto, including the certifications in item (1)(c) thereof; or

(B) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Security Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the applicable Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of the applicable Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii) above or this subparagraph (iii) at a time when the applicable Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (3) thereof.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit F hereto, including the certifications in item (1)(d) thereof; or

(B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Security Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Reserved.

(g) Legends. As applicable, the Legends set forth in Exhibit B hereto shall appear on the face of all Restricted Global Notes and Restricted Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture. Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Restricted Security Legend.

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuers’ order or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the

Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.09, 4.13 and 9.05).

(iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) Neither the Registrar nor any Issuer shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or any Issuer shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07.	Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, in the absence of notice to the Issuers or the Trustee that the Note has been acquired by a bona fide purchaser, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge a Holder for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.	Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuers or an Affiliate of an Issuer holds the Note; however, Notes held by the Issuers or a Subsidiary of the Issuers shall not be deemed to be outstanding for purposes of Section 3.07(b).

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than an Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.	Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.10.	Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.	Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner (consistent with all applicable legal requirements). Certification of the disposition of all canceled Notes shall be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12.	Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuers shall promptly notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.	CUSIP, ISIN and Other Numbers.

The Issuers in issuing the Notes may use “CUSIP”, “ISIN” or other such numbers (if then generally in use) and, if it does so, the Trustee shall use the CUSIP, ISIN or other such numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or other such numbers printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.14.	Issuance of Additional Notes.

The Issuers shall be entitled, from time to time, subject to its compliance with Section 4.08, without the consent of any Holder, to issue Additional Notes under this Indenture with identical terms as the Notes issued on the Issue Date other than with respect to (i) the date of issuance, (ii) the issue price, (iii) the amount of interest payable on the first interest payment date, (iv) Additional Notes that are Restricted Notes may contain mandatory or optional redemption provisions that apply only to such Additional Notes and that are agreed to by the Issuers and the purchasers of such Additional Notes, and (v) any changes necessary to conform to and ensure compliance with the Securities Act (or other applicable securities laws). The Initial Notes issued on the Closing Date and any Additional Notes shall be treated as a single class for all purposes under this Indenture, except redemption provisions.

With respect to any Additional Notes, each of the Issuers shall set forth in an Officers’ Certificate prepared pursuant to a resolution of the Board of Directors, a copy of which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b) the issue price, the issue date and the CUSIP or ISIN number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended;

(c) whether such Additional Notes shall be Restricted Notes; and

(d) whether such Additional Notes shall include mandatory or optional redemption provisions pursuant to clause (iv) of the first sentence of the preceding paragraph and the terms of any such redemption provisions.

ARTICLE 3.

REDEMPTION AND PREPAYMENT

Section 3.01.	Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 or redemption provisions applicable only to Additional Notes in accordance with Section 2.14, each of the Issuers shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture, and, if applicable, the Additional Notes, pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, and (iv) the redemption price.

Section 3.02.	Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes, as applicable, that are subject to such redemption or purchase, by lot unless otherwise required by law or applicable stock exchange requirements; provided that as long as DTC serves as Depositary for a Global Note, any redemption shall comply with DTC’s procedural requirements with respect to such note.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of such class of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.	Notice of Redemption.

Subject to the provisions of Section 4.09, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or in satisfaction and discharge of this Indenture.

The notice shall identify the Notes (including CUSIP Numbers) to be redeemed and shall state:

(a) the redemption date;

(b) the redemption price;

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion (so long as such amount is in a denomination of $2,000 or integral multiples of $1,000 in excess of $2,000) shall be issued upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at its expense; provided, however, that each the Issuers shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and providing a form setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.	Effect of Notice of Redemption.

Any notice of redemption may be conditional.

Section 3.05.	Deposit of Redemption Price.

On the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06.	Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon the Issuers’ written request, the Trustee shall authenticate for the Holder at the expense of the Issuers, a new Note of the same class and equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.	Optional Redemption.

(a) Except as set forth in clauses (b) and (c) of this Section 3.07, in Section 3.10 or in any Additional Notes that contain optional redemption provisions in accordance with Section 2.14, the Issuers shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to August 15, 2014.

On or after August 15, 2014, the Issuers shall have the option to redeem all or part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date (subject to the rights of Holders of Notes on any relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

Year	Percentage
2014	106.281%
2015	104.188%
2016 and thereafter	100.000%

(b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to August 15, 2014, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 108.375% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, subject to the rights of Holders of such Notes on any relevant record date to receive interest due on the relevant interest payment date, with the Net Cash Proceeds of one or more Public Equity Offerings; provided that (i) at least 65% of the aggregate principal amount of the Notes issued under this Indenture remain outstanding immediately after the occurrence of such redemption (excluding any such Notes held by the Company and its Subsidiaries); and (ii) the redemption occurs within 90 days of the date of the closing of such Public Equity Offering.

(c) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to August 15, 2014, the Issuers may also redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of the date of redemption, and accrued and unpaid interest to the date of redemption (the “Redemption Date”), subject to the rights of Holders of the Notes on any relevant record date to receive interest due on the relevant interest payment date.

(d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06.

Section 3.08.	Mandatory Redemption.

The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes other than in accordance with Section 3.10 and for any Additional Notes that contain mandatory redemption provisions in accordance with Section 2.14.

Section 3.09.	Mandatory Disposition or Redemption Pursuant to Gaming Laws.

If a Holder or beneficial owner of a Note is required to be licensed, qualified or found suitable under applicable Gaming Laws and is not so licensed, qualified or found suitable within any time period specified by the applicable Gaming Authority, the Holder shall be obligated, at the request of the Issuers, to dispose of such Holder’s Notes within a time period prescribed by the Issuers or such other time period prescribed by such Gaming Authority (in which event the Issuers’ obligation to pay any interest after the receipt of such notice shall be limited as provided in such Gaming Laws). Thereafter, the Issuers shall have the right to redeem, on the date fixed by the Issuers for the redemption of such Notes, such Holder’s Notes at a redemption price equal to the lesser of (i) the lowest closing sale price of the Notes on any trading day during the 120-day period ending on the date upon which the Issuers shall have received notice from a Gaming Authority of such Holder’s disqualification or (ii) the price at which such Holder or beneficial owner acquired such Notes, unless a different redemption price is required by such Gaming Authority, in which event such required price shall be the redemption price. The Issuers are not required to pay or reimburse any Holder or beneficial owner of a Note for the costs of licensure, qualification or finding of suitability or investigation for such licensure, qualification or finding of suitability. Any Holder or beneficial owner of a Note required to be licensed, qualified or found suitable under applicable Gaming Laws must pay all investigative fees and costs of the Gaming Authorities in connection with such licensure, qualification, finding of suitability or application therefor.

Section 3.10.	Special Mandatory Redemption.

(a) In the event that (i) the Escrow Agent and the Trustee have not received a certificate in accordance with Section 6.2 of the Escrow Agreement prior to 5:00 p.m. (New York City time) on the Outside Date (as defined in the Escrow Agreement) or (ii) the Escrow Agent and the Trustee receive, at any time prior to 5:00 p.m. (New York City time) on the Outside Date, a certificate from the Issuers executed by an authorized representative of each Issuer and certifying that the Merger Agreement has been terminated in accordance with its terms (any such event being a “Special Mandatory Redemption Event”), the Issuers shall deliver or cause to be delivered electronically, mail or cause to be mailed by first-class mail, a notice of redemption (with a copy to the Escrow Agent) within three Business Days of such event to each Holder of Notes at such Holder’s registered address or otherwise in accordance with Applicable Procedures and with the second paragraph of Section 3.03 hereof that the entire principal amount outstanding of the Notes shall be redeemed at a redemption price equal to 100% of the initial issue price of the Notes plus accrued and unpaid interest from the Issue Date, to and excluding the date of the Special Mandatory Redemption (the “Special Mandatory Redemption Price”), automatically and without any further action by such Holder (the “Special Mandatory Redemption”). At the Issuers’ written request, the Trustee shall give the notice of redemption in the Issuers’ name and at its expense, provided, that each of the Issuers shall have delivered to the Trustee, within one Business Day of the occurrence of a Special Mandatory Redemption Event (unless such shorter time shall be agreed by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03 hereof. Within three Business Days (or such other minimum period as required by the Depositary) after such notice has been given, the Special Mandatory Redemption shall occur (the “Special Mandatory Redemption Date”).

(b) Upon release of the proceeds from the sale of the Notes to the Issuers in accordance with the Escrow Agreement (the “Release”), the Notes shall no longer be subject to a Special Mandatory Redemption pursuant to this Section 3.10.

ARTICLE 4.

COVENANTS

Section 4.01.	Payment of Notes.

The Issuers shall pay or cause to be paid the principal of, premium, if any and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Pacific Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all such amounts.

The Issuers shall pay interest on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02.	Maintenance of Office or Agency.

The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the office of the Trustee at U.S. Bank Trust National Association 100 Wall Street, 16th Floor, New York, New York 10005 as one such office or agency of the Issuers in accordance with Section 2.03.

Section 4.03.	Reports.

(a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee and the Holders within 15 days after the applicable time periods specified in the SEC’s rules and regulations (i) all quarterly and annual reports, including financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. All such reports will be prepared in all material respects in accordance with the information requirements applicable to such reports. Notwithstanding the foregoing, in no event will Peninsula Gaming be required to furnish any disclosure, information, certificates or reports required by Items 307, 308, 402 or 601(b)(31) and (32) of Regulation S-K. Boyd Gaming or the Company shall post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the Commission.

(b) Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to above to the Trustee and the Holders of Notes if (a) the Company has filed (or, in the case of a Form 8-K, furnished) such reports with the SEC via the EDGAR filing system and such reports are publicly available or (b) the reports are posted on the Company or Boyd Gaming website.

(c) In the event that any direct or indirect parent of the Company is or becomes a Guarantor or co-obligor of the Notes, the Company shall satisfy its obligations under this Section 4.03 by furnishing financial information relating to such parent; provided that, if required by Regulation S-X under the Securities Act, the same is accompanied by consolidating financial information that explains in reasonable detail the differences between the information relating to such parent and any of its Subsidiaries other than the Company, its Subsidiaries and the other Guarantors, on the one hand, and the information relating to the Company, its Subsidiaries that are Guarantors and the other Guarantors, if any, and the other Subsidiaries of the Company on a standalone basis, on the other hand.

(d) Notwithstanding any other provision of this Indenture, the Company shall not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (d) of the first paragraph of Section 6.01 until 120 days after the date any report hereunder is due.

Section 4.04.	Compliance Certificate.

(a) The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the applicable Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their respective obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the applicable Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the applicable Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the applicable Issuer is taking or proposes to take with respect thereto.

(b) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, not more than 30 days after any Officer becomes aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or proposes to take with respect thereto.

Section 4.05.	Stay and Extension Laws.

Each of the Issuers covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06.	Restricted Payments.

(a) The Issuers shall not make, and shall not permit any Restricted Subsidiary to make, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment:

(i) a Default or an Event of Default shall have occurred and be continuing;

(ii) the Company could not Incur at least $1.00 of additional Indebtedness pursuant to Section 4.08(a); or

(iii) the aggregate amount of such Restricted Payment and all other Restricted Payments made by the Issuers and their Restricted Subsidiaries from and after the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) (excluding Restricted Payments permitted by Sections 4.06(b)(v), (viii), (x) and (xii)) would exceed an amount equal, without duplication, to the sum of:

(A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the fiscal quarter in which the Acquisition Date occurs to the end of the most recent fiscal quarter ended immediately prior to the date of such Restricted Payment (or, in the case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

(B) the aggregate proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Acquisition Date (other than an issuance or sale (i) to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries or (ii) pursuant to clauses (iii) or (iv) of Section 4.06(b), which, for the avoidance of doubt, shall not include the Equity Contribution;

(C) the amount by which Indebtedness of the Company, Finance Co. or any Restricted Subsidiary is reduced on the Company’s balance sheet upon the conversion or exchange (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries) subsequent to the Acquisition Date, of any Indebtedness of the Company, Finance Co. or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property distributed by the Company, Finance Co. or any Restricted Subsidiary upon such conversion or exchange);

(D) the amount equal to the net reduction in Investments that were treated as Restricted Payments subsequent to the Acquisition Date resulting from:

(i) payments of dividends, repayments of loans or advances or other transfers of assets to the Company, Finance Co. or any Restricted Subsidiary or the satisfaction or reduction (other than by means of payments by the Company, Finance Co. or any Restricted Subsidiary) of obligations of other Persons which have been Guaranteed by the Company, Finance Co. or any Restricted Subsidiary; or

(ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries, in each case such net reduction in Investments being: (x) valued as provided in the definition of “Investment,” (y) an amount not to exceed the aggregate amount of Investments previously made by the Company, Finance Co. or any Restricted Subsidiary which were treated as a Restricted Payment when made, and (z) included in this clause (D) only to the extent not included in Consolidated Net Income; and

(E) $15.0 million.

(b) The provisions of Section 4.06(a) shall not prohibit:

(i) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been paid on the date of its declaration in compliance with the provisions of this Indenture;

(ii) the redemption or repurchase of any Capital Stock or Indebtedness of the Company (other than any Capital Stock or Indebtedness which is held or beneficially owned by Boyd Gaming, the Company or any Affiliate of the Company): (x) if the holder or beneficial owner of such Capital Stock or Indebtedness is required to qualify under the Gaming Laws and does not so qualify; or (y) if necessary in the reasonable, good faith judgment of the Board of Directors, as evidenced by a Board Resolution, to prevent the loss or secure the reinstatement of any Gaming License which if lost or not reinstated, as the case may be, would have a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole, or would restrict the ability of the Company or any of its Subsidiaries to conduct business in any gaming jurisdiction;

(iii) any purchase, redemption or other acquisition or retirement of Capital Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock (other than Disqualified Stock) of the Company;

(iv) any purchase, redemption or other acquisition or retirement of the Indebtedness of any Person made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock (other than Disqualified Stock) of the Company;

(v) any purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company, Finance Co. or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee from the proceeds of Permitted Refinancing Indebtedness Incurred within 60 days of such repurchase, redemption, defeasance or other acquisition or retirement of such Indebtedness;

(vi) cash payments in lieu of fractional shares issuable as dividends on Capital Stock of the Issuers or any Restricted Subsidiary of an Issuer;

(vii) the redemption or repurchase of any Capital Stock to the extent required by a final non-appealable order or judgment entered by a court or courts of competent jurisdiction;

(viii) any Permitted Tax Distribution;

(ix) so long as no Default or Event of Default has occurred and is continuing, repurchases by the Company of Boyd Gaming common stock or options, warrants or other securities exercisable or convertible into such common stock (excluding any debt security that is convertible into, or exercisable for, common stock) held by employees, officers, consultants or directors of the Company or any of its direct or indirect Subsidiaries upon death, disability or termination of employment or directorship of such employees, officers, consultants or directors not to exceed $5.0 million in the aggregate in any fiscal year, with unused amounts in any fiscal year permitted to be carried over for the two succeeding fiscal years;

(x) any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates, in each case as described in the offering memorandum;

(xi) so long as no Default or Event of Default has occurred and is continuing, the repurchase of Indebtedness subordinated in right of payment to the Notes or any Note Guarantee with any Excess Proceeds as provided under Section 4.09 or pursuant to provisions requiring such repurchase similar to those described under Section 4.13; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Prepayment Offer, as applicable, have been repurchased, redeemed or acquired for value; and

(xii) Restricted Payments made on or after the Issue Date not to exceed, together with all Restricted Payments made pursuant to this clause (xii), $20.0 million in the aggregate.

Section 4.07.	Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Issuers shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to: (i) pay dividends or make any other distributions to the Company, Finance Co. or any other Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits; (ii) pay any Indebtedness owed to the Company, Finance Co. or any other Restricted Subsidiary; (iii) make loans or advances to the Company, Finance Co. or any other Restricted Subsidiary; or (iv) transfer any of its Property to the Company, Finance Co. or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (a) agreements in effect on the Issue Date; (b) applicable law, including rules, regulations or orders issued by any Gaming Authority; (c) customary nonassignment provisions in contracts, leases or licenses entered into in the ordinary course of business and consistent with past practices that are customary in the gaming, lodging or entertainment industry; (d) Permitted Refinancing Indebtedness; provided, however, that any restrictions of the type described in clauses (i) through (iv) of this Section 4.07 contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced; (e) agreements in existence with respect to a Restricted Subsidiary at the time it is so designated or otherwise becomes a Restricted Subsidiary; provided, however, that such agreements are not entered into in anticipation or contemplation of such designation; (f) provisions limiting the disposition or distribution of assets or Property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business with the approval of the applicable Person’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; (g) Liens permitted to be Incurred under Section 4.11 that limit the right of the debtor to dispose of the assets subject to such Liens; (h) purchase money obligations for Property or equipment acquired for use in the business of the Company, Finance Co. or any of the Restricted Subsidiaries and Capital Lease Obligations that impose restrictions on the Property or equipment purchased or leased in the ordinary course of business; or (i) any instrument governing Indebtedness represented by industrial revenue or development bonds issued by a municipality and loaned to or otherwise guaranteed by the Company, Finance Co. or any of the Restricted Subsidiaries.

Nothing contained in this Section 4.07 shall prevent the Issuers or any Restricted Subsidiary from granting any Lien permitted by Section 4.11.

Section 4.08.	Limitation on Indebtedness.

(a) The Issuers shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company, Finance Co. or any Guarantor may Incur Indebtedness if no Event of Default has occurred and is continuing and the Company’s Consolidated Fixed Charge Coverage Ratio would exceed 2.0 to 1.0, after giving effect to:

(i) the Incurrence of such Indebtedness as if such Indebtedness was Incurred at the beginning of the Reference Period and (if applicable) the application of the net proceeds thereof to repay other Indebtedness as if the application of such proceeds occurred at the beginning of the Reference Period,

(ii) the Incurrence and retirement of any other Indebtedness since the first day of the Reference Period as if such Indebtedness was Incurred or retired at the beginning of the Reference Period, and

(iii) the acquisition or disposition of any Property or any company, business or Property by the Company, Finance Co. or any Restricted Subsidiary since the first day of the Reference Period including any acquisition or disposition which will be consummated contemporaneously with the Incurrence of such Indebtedness, as if such acquisition or disposition occurred at the beginning of the Reference Period, including without limitation any net reduction of lease payments in connection with any acquisition of Property.

(b) Notwithstanding the foregoing limitation, the Issuers or any Restricted Subsidiary, as specified below, may Incur the following Indebtedness:

(i) Indebtedness of the Issuers represented by the Initial Notes and of the Guarantors under the Note Guarantees;

(ii) Indebtedness of the Company, Finance Co. or any Restricted Subsidiary outstanding on the Issue Date;

(iii) Indebtedness of the Issuers or any Guarantor under the Credit Facility in an aggregate principal amount outstanding at any time not to exceed $900.0 million;

(iv) Indebtedness of the Company, Finance Co. or a Restricted Subsidiary owing to and held by a Restricted Subsidiary, Finance Co. or the Company; provided, however, that (A) if the Company, Finance Co. or any Guarantor is the obligor on such Indebtedness and the payee is not the Company, Finance Co. or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the Notes, in the case of the Company and Finance Co., or the Note Guarantees, in the case of a Guarantor; (B) any subsequent issuance or transfer of any Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness except to the Company , Finance Co. or a Restricted Subsidiary shall be deemed in each case to constitute the Incurrence of such Indebtedness by the issuer thereof;

(v) Indebtedness of the Company, Finance Co. or a Restricted Subsidiary under Interest Rate Agreements, provided that the obligations under such agreements were entered into in connection with payment obligations on Indebtedness otherwise permitted by the terms of this Section 4.08;

(vi) Indebtedness of the Company, Finance Co. or a Restricted Subsidiary under Currency Exchange Protection Agreements, provided that such Currency Exchange Protection Agreements were entered into for the purpose of limiting exchange rate risks in connection with transactions entered into in the ordinary course of business;

(vii) Indebtedness of the Company, Finance Co. or any Restricted Subsidiary in connection with one or more standby letters of credit, performance bonds or completion guarantees issued in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(viii) Indebtedness of the Company, Finance Co. or any Restricted Subsidiary outstanding under Permitted FF&E Financings which are either (a) Non-Recourse Indebtedness of the Company, Finance Co. and the Restricted Subsidiaries; (b) with respect to any Gaming Facilities acquired or opened after the Acquisition Date or any Gaming Equipment acquired after the Acquisition Date, limited in amount outstanding at any time (including all Permitted Refinancing Indebtedness Incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred pursuant to this clause (viii)(b)) for each such Gaming Facility owned or leased by the Company, Finance Co. or any Restricted Subsidiary to the lesser of:

(A) the amount of FF&E used in such Gaming Facility and financed by such Permitted FF&E Financing; or

(B) with respect to each such Gaming Facility other than Kansas Star, $15.0 million and with respect to Kansas Star, $30.0 million; or

(C) with respect to any Gaming Facilities owned on the Acquisition Date or any Gaming Equipment owned on the Acquisition Date, limited in amount outstanding at any time (including all Permitted Refinancing Indebtedness Incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred pursuant to this clause (viii)(C)) to $5.0 million;

(ix) Indebtedness owed to any Governmental Authority Incurred by the Company, Finance Co. or any Restricted Subsidiary in connection with obtaining any development rights or in lieu of payment of a tax or in consideration of a reduction in tax;

(x) So long as no Event of Default has occurred and is continuing, Indebtedness (including under the Credit Facility) of the Company, Finance Co. or any Restricted Subsidiary not otherwise permitted to be Incurred pursuant to the provisions of the first paragraph of this covenant or this paragraph in an aggregate amount outstanding as of the date of any Incurrence of such Indebtedness not to exceed $75.0 million;

(xi) Indebtedness of the Company, Finance Co. or any Restricted Subsidiary represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary in an aggregate principal amount (including all Permitted Refinancing Indebtedness Incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred pursuant to this clause (xi)) not to exceed $10.0 million at any time outstanding; or

(xii) Permitted Refinancing Indebtedness Incurred by the Company, Finance Co. or any Restricted Subsidiary in respect of Indebtedness of the Company, Finance Co. or any Restricted Subsidiary outstanding pursuant to the provisions of Section 4.08(a) or clauses (i), (ii), (viii), (xi) and this clause (xii) of this Section 4.08(b); provided, however, any such Permitted Refinancing Indebtedness may be Incurred up to 60 days prior to the repayment, repurchase or redemption of the Indebtedness being refinanced, redeemed or repaid with such Permitted Refinancing Indebtedness; provided, further, that prior to any repayment, repurchase or redemption of the Indebtedness being refinanced with such Permitted Refinancing Indebtedness, the Company, Finance Co. or the applicable Restricted Subsidiary may temporarily invest the proceeds of such Permitted Refinancing Indebtedness in Temporary Cash Investments or use the proceeds of such Permitted Refinancing Indebtedness to pay down Indebtedness under the revolving credit portion of the Credit Facility.

For purposes of determining compliance with Section 4.08, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in clauses (i) through (xii) of Section 4.08(b), or is entitled to be Incurred pursuant to Section 4.08(a), the Issuers will be permitted to (a) classify such item of Indebtedness on the date of its Incurrence in any manner that complies with this Section 4.08 and (b) divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in clauses (i) through (xii) of Section 4.08(b) or as Incurred pursuant to Section 4.08(a). The Issuers may reclassify such Indebtedness from time to time in its sole discretion and may classify any item of Indebtedness in part under one or more of the categories described in clauses (i) through (xii) of Section 4.08(b) and/or in part as Indebtedness entitled to be Incurred pursuant to Section 4.08(a). Notwithstanding the foregoing, Indebtedness outstanding under the Credit Facility on the Issue Date initially will be deemed to have been Incurred on such date under clause (iii) of Section 4.08(b), and may later be reclassified.

Accrual of interest, the accretion of principal amount, the payment of interest on any Indebtedness in the form of additional Indebtedness, fair value adjustments to the amount of Indebtedness and the payment of dividends in the form of additional Disqualified Stock or Preferred Stock, as applicable, in each case will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.08. The Issuers may rely on internal or publicly reported financial reports even though there may be subsequent adjustments (including review and audit adjustments) to such financial statements. For the avoidance of doubt, any Incurrence of Indebtedness which is based upon or made in reliance on a computation based on such internal or publicly reported financial statements, shall be deemed to continue to comply with this Section 4.08, notwithstanding any subsequent adjustments that may result in changes to such internal or publicly reported financial statements.

Section 4.09.	Asset Sales; Event of Loss.

(a) Other than upon an Event of Loss, the Issuers shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale after the Issue Date, unless (i) the Company, Finance Co. or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale; (ii) at least 75% of such consideration consists of cash, Temporary Cash Investments or any stock or assets of the kind referred to in clause (i) or (iii) of the definition of “Additional Assets;” provided, however, that for purposes of this clause (ii), (A) the assumption of Indebtedness of the Company, Finance Co. or a Restricted Subsidiary which is not subordinated to the Notes or any Note Guarantee shall be deemed to be Temporary Cash Investments if the Company, Finance Co. or such Restricted Subsidiary, as the case may be, and all other Restricted Subsidiaries of the Company, to the extent any of the foregoing are liable with respect to such Indebtedness, are expressly released from all liability for such Indebtedness by the holder thereof in connection with such Asset Sale, (B) any securities or notes received by the Company, Finance Co. or a Restricted Subsidiary, as the case may be, from such transferee that are converted by the Company, Finance Co. or such Restricted Subsidiary into cash or Temporary Cash Investments within 30 days of the date of such Asset Sale shall be deemed to be Temporary Cash Investments, and (C) the Issuers and the Restricted Subsidiaries may receive consideration in the form of securities exceeding 25% of the consideration for one or more Asset Sales so long as the Issuers and the Restricted Subsidiaries do not hold such securities having an aggregate Fair Market Value in excess of $25.0 million at any time outstanding; and (iii) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale.

(b) Upon an Event of Loss incurred by the Issuers or any of the Restricted Subsidiaries, the Net Proceeds received from such Event of Loss shall be applied in the same manner as proceeds from Asset Sales described below and pursuant to the procedures set forth in this Section 4.09.

(c) Within 360 days after the receipt of the Net Proceeds of an Asset Sale or Event of Loss, an amount equal to 100% of the Net Proceeds from such Asset Sale or Event of Loss may be applied by the Issuers or a Restricted Subsidiary (i) to repay, redeem or repurchase senior Indebtedness of the Company, Finance Co. or any Guarantor, including Indebtedness under the Credit Facility or Notes; provided that if any such Indebtedness repaid is revolving credit Indebtedness, the related revolving commitments must be reduced by the amount of such repayment and such reduced commitments terminated; or (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Proceeds received by the Company, Finance Co. or another Restricted Subsidiary); provided, however, that if the Company, Finance Co. or any Restricted Subsidiary contractually commits within such 360-day period to apply such Net Proceeds within 180 days of such contractual commitment in accordance with the above clause (i) or (ii), and such Net Proceeds are subsequently applied as contemplated in such contractual commitment, then the requirement for application of Net Proceeds set forth in this Section 4.09(c) shall be considered satisfied.

(d) Any Net Proceeds from an Asset Sale or Event of Loss that are not used in accordance with Section 4.09(c) shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million the Issuers shall make an offer to purchase (the “Prepayment Offer”), on a pro rata basis, from all Holders of the Notes, and, at the election of the Issuers, the Holders of any other outstanding Pari Passu Indebtedness containing comparable repurchase rights, an aggregate principal amount of Notes and, if applicable, such other Pari Passu Indebtedness equal to the Excess Proceeds, at a price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon, in accordance with Section 4.09(e), (f), (g) and (h). To the extent that any portion of the Excess Proceeds remains after compliance with the preceding sentence and provided that all Holders have been given the opportunity to tender the Notes for repurchase in accordance with Section 4.09(e), the Company, Finance Co. or such Restricted Subsidiary may use such remaining amount for general corporate purposes or the repurchase of Indebtedness subordinated in right of payment to the notes or the Note Guarantee if required to be repurchased pursuant to their respective terms and the amount of Excess Proceeds shall be reset to zero. Pending application of Net Proceeds pursuant to clauses (i) and (ii) of Section 4.09(c), such Net Proceeds shall be invested in Temporary Cash Investments or used to temporarily repay Pari Passu Indebtedness that is revolving Indebtedness.

(e) Within 15 Business Days after the amount of Excess Proceeds exceeds $25.0 million, the Issuers shall send a prepayment offer notice, by first-class mail, to the Holders, accompanied by such information regarding the Company and its Subsidiaries as the Issuers in good faith believe will enable such Holders to make an informed decision with respect to the Prepayment Offer. The prepayment offer notice (which may be conditional) shall state, among other things:

(i) that the Issuers are offering to purchase Notes pursuant to Section 4.09 of this Indenture;

(ii) that any Note (or any portion thereof) accepted for payment (and for which payment has been duly provided on the purchase date) pursuant to the Prepayment Offer shall cease to accrue interest after the purchase date;

(iii) the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days from the date the Prepayment Offer notice is mailed;

(iv) the aggregate principal amount of Notes (or portions thereof) to be purchased;

(v) a description of any conditions to such Prepayment Offer; and

(vi) a description of the procedure which Holders must follow in order to tender their Notes (or portions thereof) and the procedures that Holders must follow in order to withdraw an election to tender their Notes (or portions thereof) for payment.

(f) Not later than the purchase date, the Issuers shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Issuers are acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments an amount equal to the purchase price plus accrued and unpaid interest, if any, to be paid to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section 4.09. Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least five Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Issuers receive not later than three Business Days prior to the purchase date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder, the certificate number of such Note and a statement that such Holder is withdrawing his election to have such Note purchased.

(g) On the purchase date, the Issuers shall deliver to the Trustee the Notes or portions thereof which have been properly tendered to and are to be accepted by the Issuers. The Trustee (or Paying Agent) shall, on the purchase date, mail or deliver payment of the purchase price to each tendering Holder. In the event that the aggregate purchase price of the Notes delivered by the Issuers to the Trustee is less than the amount deposited with the Trustee (or Paying Agent), the Trustee (or Paying Agent) shall deliver the excess to the Issuers immediately after the end of the payment date.

(h) The Issuers shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Note required by this Section 4.09. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Issuers shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.09 by virtue thereof.

Section 4.10.	Transactions with Affiliates.

(a) The Issuers shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, lease or exchange of any Property, the making of any Investment, the giving of any Guarantee or the rendering or receiving of any service) with, from or for the benefit of any Affiliate, any Related Person or any officer or director of any Affiliate or a Related Person involving aggregate consideration in excess of $10.0 million (an “Affiliate Transaction”) unless: (i) the terms of such Affiliate Transaction are in writing, in the best interest of the Company, Finance Co. or such Restricted Subsidiary, as the case may be, and at least as favorable to the Company, Finance Co. or such Restricted Subsidiary, as the case may be, as those that could be obtained at the time of such Affiliate Transaction in a similar transaction in arm’s-length dealings with a Person who is not such an Affiliate, Related Person or officer or director of an Affiliate or Related Person; (ii) with respect to each

Affiliate Transaction involving aggregate payments to either party in excess of $25.0 million, such Affiliate Transaction was approved by a majority of the disinterested members of the Board of Directors and that such Affiliate Transaction complies with clause (i); and (iii) with respect to each Affiliate Transaction involving aggregate payments in excess of $50.0 million, the Issuers deliver to the Trustee an opinion letter from an Independent Advisor to the effect that such Affiliate Transaction is fair, from a financial point of view.

(b) Notwithstanding the limitation of Section 4.10(a), the Issuers or any of the Restricted Subsidiaries may enter into or suffer to exist the following: (i) any transaction pursuant to any contract in existence on the Issue Date; (ii) any Restricted Payment permitted to be made pursuant to Section 4.06; (iii) any transaction or series of transactions between one or more Issuer and the Company or any Restricted Subsidiary, the Company, Finance Co., the Company and/or Finance Co. and one or more of its Restricted Subsidiaries or between two or more of its Restricted Subsidiaries; (iv) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of, indemnity provided on behalf of, and reimbursement of expense to, officers, directors, employees and consultants of the Company, Finance Co. or any of the Restricted Subsidiaries; (v) the payment to Boyd Gaming and any of its officers or Affiliates by the Issuers or any of the Restricted Subsidiaries, of management, consulting, monitoring and advisory fees, termination or indemnification payments and related reasonable expenses pursuant to the Management Agreement as in effect on the Acquisition Date or any amendments thereto (so long as any such amendment is not, taken as a whole, less advantageous to the Holders of the notes in any material respect than the Management Agreement in effect on the Acquisition Date); provided that such payments shall not be permitted if an Event of Default has occurred and is continuing; (vi) the existence of, or the performance by any Issuer or any Restricted Subsidiary of its obligations under the Merger Agreement; and (vii) any contribution of capital to any Issuer or any Restricted Subsidiary.

Section 4.11.	Liens.

The Issuers shall not, and shall not permit any Guarantor to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of their Property, whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, which secures Indebtedness that ranks pari passu with or is subordinated to the Notes unless: (i) if such Lien secures Indebtedness that ranks pari passu in right of payment with the Notes or any Note Guarantee, the Notes or such Note Guarantee are secured on an equal and ratable basis with the obligations so secured; or (ii) if such Lien secures Indebtedness that is subordinate in right of payment to the Notes or any Note Guarantee, the Notes or such Note Guarantee are secured on a senior basis to the obligations so secured.

Section 4.12.	Corporate Existence.

Subject to Article 5, the Company and Finance Co. shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of the Company’s Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, Finance Co. or any such Subsidiary (other than Finance Co.) and (ii) the rights (charter and statutory), licenses and franchises of the Company, Finance Co. and the Company’s Subsidiaries (other than Finance Co.); provided, however, that neither the Company nor Finance Co. shall be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Company’s Subsidiaries (other than Finance Co.), if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries (other than Finance Co.), taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.13.	Offer to Repurchase Upon Change of Control.

(a) Upon the occurrence of a Change of Control each Holder shall have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the purchase date (the “Change of Control Payment”).

(b) On or before the 30th day following any Change of Control, the Issuers shall mail a notice (which notice may be conditional) to the Trustee and each Holder stating, among other things: (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.13 and that all Notes (or portions thereof) timely tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”); (3) that any Note (or portion thereof) accepted for payment (and for which payment has been duly provided on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (4) that any Notes (or portions thereof) not tendered will continue to accrue interest; (5) a description of the transaction or transactions constituting the Change of Control; and (6) the procedures that Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(c) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer. In addition, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Section 4.13 applicable to a Change of Control Offer made by the Issuers and such third party purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

(d) Not later than the Change of Control Payment Date, the Issuers shall irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments an amount equal to the purchase price plus accrued and unpaid interest, if any, to be paid to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section 4.13. Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least five Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Issuers receive not later than three Business Days prior to the purchase date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder, the certificate number of such Note and a statement that such Holder is withdrawing his election to have such Note purchased.

(e) On the Change of Control Payment Date, the Issuers shall deliver to the Trustee the Notes or portions thereof which have been properly tendered to and are to be accepted by the Issuers, together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers. The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note of the same class and equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. In the event that the aggregate purchase price of the Notes delivered by the Issuers to the Trustee is less than the amount deposited with the Trustee (or Paying Agent), the Trustee (or Paying Agent) shall deliver the excess to the Issuers immediately after the Change of Control Payment Date.

(f) The Issuers shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, the Issuers shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.13 by virtue thereof.

Section 4.14.	Limitation on Status of Investment Company.

The Issuers shall not, and shall not permit any Restricted Subsidiary to, become an “investment company” (as that term is defined in the Investment Company Act of 1940, as amended, the “Investment Company Act”), to the extent such status would subject such Person or any of its Subsidiaries to regulation under the Investment Company Act, except for Subsidiaries established for the purpose of financing the operating businesses of the Company and its Subsidiaries.

Section 4.15.	Payment for Consent.

The Issuers shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.16.	Limitation on Layered Indebtedness.

The Issuers shall not Incur, and shall not permit any Guarantor to Incur, any Indebtedness (including any Indebtedness described in clauses (i) through (xii) of Section 4.08(b)) that is contractually subordinated in right of payment to any other Indebtedness of the Company, Finance Co. or such Guarantor, as applicable, unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company, Finance Co. or any Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

Section 4.17.	Business Activities.

The Issuers shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Core Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.18.	Additional Note Guarantees.

If the Company, Finance Co. or any of the Restricted Subsidiaries acquires or creates a Significant Subsidiary, or any non-Guarantor Restricted Subsidiary becomes a Significant Subsidiary after the Acquisition Date, then such Restricted Subsidiary shall become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel satisfying the requirements of this Indenture within 30 days following the date on which it was acquired, created or otherwise became a Significant Subsidiary (or such longer period as may be required to obtain any necessary approvals under applicable Gaming Laws or other regulatory requirements). Any Subsidiary that does not constitute a Significant Subsidiary need not become a Guarantor unless and until such time as it becomes a Significant Subsidiary. The Company shall use reasonable commercial efforts to obtain all approvals of any Gaming Authority necessary to permit any Significant Subsidiary to become a Guarantor as promptly as practicable.

Section 4.19.	Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors may designate any Restricted Subsidiary and any newly acquired or newly formed Subsidiary to be an Unrestricted Subsidiary; provided, that:

(i) such designation would not cause a Default;

(ii) such Subsidiary has no Indebtedness other than Qualified Non-Recourse Debt;

(iii) such Subsidiary does not own any Capital Stock or Indebtedness of or own or hold any Lien on any Property of the Company or any Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; and

(iv) such Subsidiary is not a Significant Subsidiary.

If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company, Finance Co. and the Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.06 or under one or more clauses of the definition of “Permitted Investment,” as determined by the Issuers. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the requirements to be an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that (1) such designation complied with the preceding conditions and (2) was permitted by Section 4.06 and giving the effective date of such designation, such filing with the Trustee to occur within 75 days after the end of the fiscal quarter of the Company in which such designation is made (or, in the case of a designation made during the last fiscal quarter of the fiscal year, within 120 days after the end of such fiscal year). If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be Incurred as of such date under Section 4.08, the Issuers will be in default of such covenant.

The Board of Directors may at any time designate, or redesignate, any Unrestricted Subsidiary of the Company to be a Restricted Subsidiary of the Company; provided that such designation, or redesignation, will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation, or redesignation, will only be permitted if (1) such Indebtedness is permitted under Section 4.08 calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable Reference Period and (2) no Default or Event of Default would be in existence following such designation or redesignation.

Section 4.20.	Limitation on Business Activities of Finance Co.

From and after the Acquisition Date, Finance Co. shall not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than the issuance of Capital Stock to the Company or any Restricted Subsidiary wholly-owned by the Company or any wholly-owned Subsidiary thereof, the Incurrence of Indebtedness as a co-obligor or guarantor of Indebtedness Incurred by the Company or a Restricted Subsidiary, including the notes, that is permitted to be Incurred by the Company or a Restricted Subsidiary under Section 4.08 (provided that the net proceeds of such Indebtedness are retained by the Company or loaned to or contributed as capital to one or more of the Restricted Subsidiaries other than Finance Co.), and activities related and incidental thereto. From and after the Acquisition Date, neither the Company nor any Restricted Subsidiary shall engage in any transactions with Finance Co. in violation of the immediately preceding sentence.

Section 4.21.	Activities Prior to the Acquisition Date.

Notwithstanding anything in this Indenture to the contrary, prior to the Acquisition Date, the Issuers’ primary activities shall be restricted to (a) issuing the Notes, (b) issuing capital stock to, and receiving capital contributions from, Boyd Acquisition I, LLC, (c) performing its obligations in respect of the Notes under this Indenture and the Escrow Agreement, (d) consummating the Transactions and Release substantially in accordance with the description of the Transactions set forth in the Offering Memorandum, and redeeming the Notes, if applicable, and (e) conducting such other activities as are necessary or appropriate to carry out the activities described above. Prior to the Acquisition Date, the Issuers shall not own, hold or otherwise have any interest in any material assets other than the Escrow Account (as defined in the Escrow Agreement), cash and Cash Equivalents and its rights under the Merger Agreement.

ARTICLE 5.

SUCCESSORS

Section 5.01.	Merger, Consolidation and Sale of Assets.

(a) Except with respect to the transactions contemplated by the Merger Agreement, neither the Company nor Finance Co. shall merge or consolidate with or into any other entity (other than a merger or consolidation of a Restricted Subsidiary with or into the Company or Finance Co.) or in one transaction or a series of related transactions sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its Property unless:

(i) the entity formed by or surviving any such consolidation or merger (if the Company or Finance Co. is not the surviving entity) or the Person to which such sale, assignment, transfer, lease or conveyance is made (the “Successor”)

(A) shall be a Person (other than an individual) organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such Person expressly assumes, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such Person, the due and punctual payment of the principal, premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants, conditions and obligations under the Notes and this Indenture to be performed by the Issuers; provided that if any Successor to Finance Co. is not a corporation, there shall be a co-issuer of the notes that is a corporation; and

(B) the Successor shall have all Gaming Licenses required to operate all Gaming Facilities to be owned by such Successor;

(ii) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the Company’s or Finance Co.’s Property such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(iii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

(iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions), the Company, Finance Co. or the Successor, as the case may be, would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.08(a).

(b) No Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(i) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(ii) either: (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under its Note Guarantee and this Indenture pursuant to a supplemental indenture satisfactory to the Trustee; or (b) the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.09.

Section 5.02.	Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company and/or Finance Co. in accordance with Section 5.01, the Successor shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” and/or “Finance Co.”, as the case may be, shall refer instead to the Successor and not to the Company or Finance Co., as the case may be), and may exercise every right and power of the Company or Finance Co., as the case may be, under this Indenture with the same effect as if the Successor had been named as the Company or Finance Co., as the case may be, herein; provided, however, that the predecessor Company or Finance Co., as the case may be, shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Company’s assets or Finance Co.’s assets, as the case may be, that meets the requirements of Section 5.01(a).

ARTICLE 6.

DEFAULTS AND REMEDIES

Section 6.01.	Events of Default.

An “Event of Default” occurs if:

(a) The Issuers default in the payment of interest on any of the Notes when it becomes due and payable and such default continues for a period of 30 days;

(b) The Issuers default in the payment when due of principal of or premium, if any, on the Notes when due at maturity, upon acceleration, required purchase or otherwise;

(c) The Company or Finance Co. fails to observe, perform or comply with the covenants and agreements of Section 5.01(a);

(d) The Company, Finance Co. or any Guarantor fails to observe, perform or comply with any of the other covenants and agreements in this Indenture, the Notes, or the Note Guarantees and such failure to observe, perform or comply continues for a period of 60 days after receipt by the Issuers of a written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding;

(e) Indebtedness of the Company, Finance Co. or any Restricted Subsidiary is not paid when due or within any applicable grace period or is accelerated by the holders thereof and, in either case, the total amount of such unpaid or accelerated Indebtedness exceeds $25.0 million;

(f) the entry by a court of competent jurisdiction of one or more judgments or orders against the Company, Finance Co. or any Restricted Subsidiary in an uninsured aggregate amount in excess of $25.0 million and such judgment or order is not discharged, waived, stayed or satisfied for a period of 60 consecutive days;

(g) the Company, Finance Co. or any Guarantor that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or

(iv) makes a general assignment for the benefit of its creditors;

(h) a court of competent jurisdiction enters an order or decree with respect to the Company, Finance Co. or any Guarantor that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, under any Bankruptcy Law that:

(i) is for relief against such Person(s) in an involuntary case;

(ii) appoints a custodian of such Person(s) or for all or substantially all of the property of such Person(s); or

(iii) orders the liquidation of such Person(s);

and the order or decree remains unstayed and in effect for 60 consecutive days;

(i) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person controlling such Guarantor, denies or disaffirms its obligations under its Note Guarantee, and such default continues for a period of 10 days; and

(j) any revocation, suspension or loss of any Gaming License which results in the cessation of business for a period of more than 90 consecutive days of the business of any Gaming Facility or Gaming Facilities owned, leased or operated directly or indirectly by the Company or any of its Restricted Subsidiaries which, taken together, collectively contribute more than 10% of the Company’s Consolidated EBITDA (other than any voluntary relinquishment of a Gaming License if such relinquishment is, in the reasonable, good faith judgment of the Board of Directors of the Company, evidenced by a Board Resolution, both desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders).

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

A Default under clause (e), (f) or (j) of this Section 6.01 is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Notes (including Additional Notes, if any) then outstanding notify the Issuers of the Default; provided that any Default under clause (e) above resulting from a default or acceleration with respect to Indebtedness will not be considered an Event of Default if such default or acceleration is cured or annulled, respectively, within 30 days of the receipt by the Issuers of such notice of default from the Trustee or Holders of not less than 25% in aggregate principal amount of the Notes. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Issuers shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Default or Event of Default, its status and what action the Issuers and/or any Guarantor is taking or proposes to take with respect thereto.

Section 6.02.	Acceleration.

Subject to Section 6.12, if an Event of Default (other than an Event of Default resulting from Section 6.01(g) or (h)) shall have occurred and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding may accelerate the maturity of all the Notes by a notice in writing to the Issuers (and to the Trustee, if given by the Holders) specifying the Event of Default and that it is a “notice of acceleration” and on the fifth Business Day after delivery of such notice, the principal amount, together with any accrued and unpaid interest and premium, if any, on all of the Notes then outstanding will become immediately due and payable. In case an Event of Default resulting from Section 6.01(g) or (h) shall occur, the Notes (including any accrued interest thereon) shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

Section 6.03.	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.	Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive an existing Event of Default or Default and its consequences hereunder if the rescission would not conflict with any judgment or decree except a continuing Default in the payment of principal of premium or interest on a Note. Upon any such waiver, such Default or Event of Default shall cease to exist and shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.	Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification or security satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06.	Limitation on Suits.

A Holder of a Note may pursue a remedy with respect to this Indenture, the Notes or the Note Guarantees only if:

(a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.	Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.	Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Issuers for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal to the extent lawful, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.	Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.	Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the applicable Notes for principal, premium and interest, respectively; and

Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Section 6.12.	Redemption Provision Defaults.

Notwithstanding the above, for purposes of this Article 6, if any Event of Default occurs with respect to mandatory or optional redemption provisions included solely in any Additional Notes as contemplated by Section 2.14 (a “Redemption Provision Default”), such Redemption Provision Default shall constitute an Event of Default only with respect to the Additional Notes containing such mandatory or optional redemption provisions and such Additional Notes shall be considered to be Indebtedness for purposes of Section 6.01(e). In addition, (i) solely with respect to any Redemption Provision Default, all references to the Holders of Notes set forth in this Article 6 (including, without limitation, any applicable voting and consent thresholds regarding notice, waiver, acceleration, remedies, direction of the Trustee and limitations on suits), shall be deemed to refer only to the Holders of the Additional Notes subject to such Redemption Provision Default and (ii) solely with respect to any Default under Section 6.01(e) that occurs as a result of a Redemption Provision Default, all references to the Holders of Notes set forth in this Article 6 (including, without limitation, any applicable voting and consent thresholds regarding notice, waiver, acceleration, remedies, direction of the Trustee and limitations on suits), shall be deemed to refer only to the Holders of Notes other than the Additional Notes subject to such Redemption Provision Default.

ARTICLE 7.

TRUSTEE

Section 7.01.	Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee pursuant to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions specifically required to be furnished to it hereunder to determine whether or not they substantially conform to the procedural requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.	Rights of Trustee.

(a) The Trustee may rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection with respect to legal matters relating to this Indenture and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of each such Issuer.

(f) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 7.03.	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04.	Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.	Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or

Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.	Reports by Trustee to Holders of the Notes.

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

Section 7.07.	Compensation and Indemnity.

The Issuers shall pay to the Trustee as agreed upon in writing from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuers shall fully indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses (including reasonable legal fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense shall be determined by a court of competent jurisdiction to have been caused by its own negligence, bad faith or willful misconduct. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of its obligations hereunder except to the extent that the Issuers is actually prejudiced by failure of the Trustee to provide timely notice of claims of which a Responsible Officer has actual notice. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

To secure the Issuers’ payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08.	Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 20% in principal amount of the then outstanding Notes may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09.	Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture and any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which is anywhere provided in the Notes or in this Indenture.

Section 7.10.	Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11.	Preferential Collection of Claims Against Issuers.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Section 7.12.	Authority to Enter Escrow Agreement.

The Trustee is authorized and directed to execute, deliver and perform its duties, if any, under the Escrow Agreement.

ARTICLE 8.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.	Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at the option of their Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes, and all obligations of the Guarantors discharged with respect to their Note Guarantees, upon compliance with the conditions set forth below in this Article 8.

Section 8.02.	Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments solely in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Issuers’ obligations with respect to such Notes under Article 2 and Section 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03.

Section 8.03.	Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20 and 4.21 and Section 5.01 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(c) through 6.01(j), except for Sections 6.01(g) and 6.01(h) with respect to the Issuers (but not with respect to any Restricted Subsidiary) shall not constitute Events of Default.

Section 8.04.	Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b) in the case of an election under Section 8.02, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.03, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from (i) the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence or (ii) the repayment of other Indebtedness being repaid concurrently);

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuers or any of the Guarantors is a party or by which the Issuers or any of the Guarantors is bound;

(f) the Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers; and

(g) the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with.

Section 8.05.	Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.	Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of premium or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07.	Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.	Without Consent of Holders of Notes.

Notwithstanding Section 9.02, the Issuers, the Guarantors, the Trustee and the Escrow Agent may amend or supplement this Indenture, the Notes, the Note Guarantees or the Escrow Agreement without the consent of any Holder of a Note to:

(a) cure any ambiguity, defect, mistake, omission, or inconsistency;

(b) provide for the assumption of an Issuer’s or a Guarantor’s obligations to the Holders of the Notes or Note Guarantees, as applicable, by a Successor to the Company, Finance Co. or a successor to such Guarantor pursuant to Article 5;

(c) provide for uncertificated Notes in addition to or in place of certificated Notes;

(d) add any Note Guarantees with respect to the Notes and to release Note Guarantees when required or permitted by the terms of this Indenture;

(e) secure the Notes;

(f) add to the covenants of the Issuers or any Guarantor for the benefit of the Holders of the Notes or the Note Guarantees or to surrender any right or power conferred upon the Issuers or any Guarantor;

(g) make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

(h) comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(i) conform the text of this Indenture, the Notes, the Note Guarantees or the Escrow Agreement to any provision of the “Description of Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Note Guarantee or the Escrow Agreement;

(j) provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

(k) remove redemption provisions included in any Additional Notes pursuant to Section 2.14 that, pursuant to the terms of such redemption provisions, are no longer in effect.

Upon the request of the Issuers accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b), the Trustee and the Escrow Agent (as applicable) shall join with the Issuers and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Escrow Agent (as applicable) shall be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.	With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers, the Guarantors, the Trustee and the Escrow Agent (with respect to the Escrow Agreement only) may amend or supplement this Indenture, the Notes, the Note Guarantees and the Escrow Agreement without notice to any Holder of Notes but with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of premium or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Note Guarantees or the Escrow Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Notwithstanding the preceding paragraph, with respect to the amendment, supplement or waiver of any mandatory or optional redemption provisions included in any Additional Notes as contemplated by Section 2.14, the references in the preceding paragraph to Holders of a majority in principal amount of the Notes shall be deemed to refer to a majority in principal amount of the Additional Notes which contain such mandatory or optional redemption provisions.

Upon the request of the Issuers accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee and the Escrow Agent (to the extent the Escrow Agreement has not been terminated prior to such time) of evidence satisfactory to the Trustee and the Escrow Agent (if applicable) of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee and the Escrow Agent (if applicable) of the documents described in Section 7.02(b), the Trustee and the Escrow Agent (if applicable) shall join with the Issuers and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee’s or the Escrow Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee or the Escrow Agent may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver of this Indenture becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

Without the consent of each Holder of Notes affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the rate of or extend the time for payment of interest on any Note;

(c) reduce the principal of or extend the stated maturity of any Note;

(d) reduce the premium payable upon the redemption of any Note, waive a redemption payment with respect to any Note or change the time at which a Note may be redeemed other than provisions relating to the covenants in Sections 4.09 and 4.13;

(e) impair the right of any Holder to receive payment of principal of, or interest, or premium, on the Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes, except (i) a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, (ii) a waiver of the payment default that resulted from such acceleration and (iii) any waiver or modification of the obligation to make an Offer to Purchase as a result of a Change of Control prior to the occurrence of a Change of Control;

(f) make any Note payable in money other than that stated in the Notes;

(g) make any change in the provisions of this Indenture relating to waivers of past Defaults; or

(h) make any change in the foregoing amendment and waiver provisions.

In addition, any amendment which releases any Guarantor from its obligations under any Note Guarantee (except as specified in Article 5 or Section 10.02 prior to any such amendment) will require the consent of the Holders of at least 66  2/3% in aggregate principal amount of the Notes then outstanding.

Section 9.03.	Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04.	Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. From and after the date an amendment, supplement or waiver becomes effective in accordance with its terms, it shall bind every Holder.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05.	Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.	Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10.

NOTE GUARANTEES

Section 10.01.	Note Guarantees.

(a) Subject to the provisions of this Article 10, from and after the Acquisition Date, each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes, to the extent lawful, and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any and interest on the Notes and all other obligations of the Issuers under this Indenture (including under Section 7.07) and the Notes (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuers or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). Each Guarantor agrees (to the extent lawful) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guarantor Obligation.

(b) Each Guarantor waives (to the extent lawful) presentation to, demand of, and protest to the Issuers of any of the Guarantor Obligations and also waives (to the extent lawful) notice of protest for nonpayment. Each Guarantor waives (to the extent lawful) notice of any default under the Notes or the Guarantor Obligations.

(c) Each Guarantor further agrees that its Note Guarantee constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

(d) Except as set forth in Section 10.02 and Article 8, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not (to the extent lawful) be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not (to the extent lawful) be discharged or impaired or otherwise affected by (i) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuers or any other person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guarantor Obligations or any of them; (v) the failure of any Holder to exercise any right or remedy against any other

Guarantor; (vi) any change in the ownership of the Company or Finance Co.; (vii) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (viii) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

(e) Each Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Guarantor is released from its Note Guarantee in compliance with Section 5.01, Section 10.02, Section 11.01 or Article 8. Each Guarantor further agrees that its Note Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or Finance Co. or otherwise.

(f) In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuers to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Issuers or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

(g) Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (i) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed and (ii) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of such Guarantor’s Note Guarantee.

(h) Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section 10.01.

(i) Neither the Issuers nor the Guarantors shall be required to make a notation on the Notes to reflect any Note Guarantee or any release, termination or discharge thereof and any such notation shall not be a condition to the validity of any Note Guarantee.

Section 10.02.	Limitation on Liability; Termination, Release and Discharge.

(a) Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b) A Note Guarantee of a Guarantor shall be automatically and unconditionally released and discharged, and each Guarantor and its obligations under the Note Guarantee and this Indenture shall be released and discharged:

(i) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (by way of merger, consolidation, or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Company, Finance Co. or a Restricted Subsidiary, if the sale or other disposition does not violate Section 4.09;

(ii) in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company, Finance Co. or a Restricted Subsidiary, if the sale or other disposition does not violate Section 4.09 and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;

(iii) if the Company or Finance Co. designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.19; or

(iv) upon legal defeasance, covenant defeasance or satisfaction and discharge of this Indenture pursuant to Section 8.02, Section 8.03, or Section 11.01.

(c) If any Guarantor is released from its Note Guarantee, any of its Subsidiaries that are Guarantors will be released from their Note Guarantees.

(d) In the case of any transaction described in Section 10.02(b)(i) or (b)(ii), the Issuers shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(e) The release of a Guarantor from its Note Guarantee and its obligations under this Indenture in accordance with the provisions of this Section 10.02 shall not preclude the future application of Section 4.19 to such Person.

Section 10.03.	Right of Contribution.

Subject to Section 10.04, each Guarantor agrees that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) in respect of the Guarantor Obligations, such Funding Guarantor shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the relative net worth of each Guarantor (including the Funding Guarantor) as of the date of such payment or distribution for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Guarantor Obligations. The provisions of this Section 10.03 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 10.04.	No Subrogation.

Notwithstanding any payment or payments made by any Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuers or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuers or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Guarantor Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

ARTICLE 11.

SATISFACTION AND DISCHARGE

Section 11.01.	Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1) either:

(a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers) have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, and accrued interest to the date of maturity or redemption;

(2) other than with respect to a discharge when the Notes have become due and payable, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default or Event of Default resulting from (i) the borrowing of funds to be applied to such deposit or (ii) the repayment of other Indebtedness being repaid concurrently) and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound;

(3) the Issuers or any Guarantor has paid or caused to be paid all other sums payable by it under this Indenture; and

(4) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, each of the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Section 11.02 and Section 8.06 shall survive such satisfaction and discharge.

Section 11.02.	Application of Trust Money.

Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any), interest, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuers have made any payment of principal of, premium, if any, and interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 12.

MISCELLANEOUS

Section 12.01.	Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA, as described in §318(c), the imposed duties shall control.

Section 12.02.	Notices.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other’s address, as follows:

If to the Issuers or any Guarantor:

Peninsula Gaming, LLC

c/o Boyd Gaming Corporation

3883 Howard Hughes Parkway, 9th Floor

Las Vegas, NV 89169

Telecopier No.: (702) 792-7214

Attention: Josh Hirsberg

and

Telecopier No.: (702) 696-1114

Attention: Brian A. Larson, Esq.

With a copy to:

Peninsula Gaming, LLC

600 Star Brewery Drive, Suite 110

Dubuque, IA 52001

Telecopier No.: 563-690-1394

Attention: Natalie Schramm

With a copy to (which shall not constitute notice):

Morrison & Foerster LLP

555 West 5th Street, Suite 3500

Los Angeles, CA 90013

Telecopier No.: (213) 892-5454

Attention: Kathryn Johnstone, Esq.

If to the Trustee:

U.S. Bank National Association

225 Asylum Street, 23rd Floor

Hartford, CT 06103

Telecopier No.: (860) 241-6897

Attention: Corporate Trust Administration

The Issuers, the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers or any Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03.	Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04.	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, each of the Issuers shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05.	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06.	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07.	No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of any Issuer or any Guarantor, as such, shall have any liability for any obligations of such Issuer or the Guarantors under the Notes, this Indenture and the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08.	Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09.	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers, any Subsidiary or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.	Successors.

All agreements of the Issuers in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.02.

Section 12.11.	Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12.	Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13.	Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions. Unless otherwise indicated, references in this Indenture to Articles and Sections are to the articles and sections of this Indenture.

[Signatures on following page]

SIGNATURES

BOYD ACQUISITION SUB, LLC

By:	/s/ Josh Hirsberg
	Name:	Josh Hirsberg
	Title:	Treasurer

BOYD ACQUISITION FINANCE CORP.

By:	/s/ Josh Hirsberg
	Name:	Josh Hirsberg
	Title:	Treasurer

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael M. Hopkins
	Name:	Michael M. Hopkins
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

[Face of Note]

CUSIP Numbers:	144A Notes:	103253 AA8
	Reg S Notes:	U1021Q AA0
ISIN Numbers:	144A Notes:	US103253AA87
	Reg S Notes:	USU1021QAA05

8.375% Senior Note due 2018

No.	$

BOYD ACQUISITION SUB, LLC and BOYD ACQUISITION FINANCE CORP.

promise to pay to                                          or registered assigns,

on February 15, 2018,

the principal sum of                      Dollars[, as such amount may increase or decrease as set forth on Schedule A].

Interest Payment Dates: February 15 and August 15

Record Dates: February 1 and August 1

Dated:                     , 20    .

BOYD ACQUISITION SUB, LLC

By:
Name:
Title:

BOYD ACQUISITION FINANCE CORP.

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[Back of Note]

8.375% Senior Note due 2018

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Restricted Security Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Note Legend, if applicable, pursuant to the provisions of the Indenture]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Boyd Acquisition Sub, LLC, a Delaware limited liability company (“Merger Sub”), and Boyd Acquisition Finance Corp., a Delaware corporation (“Boyd Finance Co.” and together with Merger Sub, the “Issuers”), promise to pay interest on the principal amount of this Note at 8.375% per annum from August 16, 2012 until maturity. The Issuers will pay interest semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 15, 2013. The Issuers shall pay interest on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest on overdue installments of interest from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on, all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act as Paying Agent and Registrar.

4. INDENTURE. The Issuers issued the Notes under an Indenture dated as of August 16, 2012 (the “Indenture”) among the Issuers, the Guarantors listed therein and the Trustee. The terms of the Notes include those stated in the Indenture and if the Notes are registered under the Securities Act, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. OPTIONAL REDEMPTION.

(a) Except as set forth in clauses (b) and (c) of Section 3.07 of the Indenture, in Section 3.10 of the Indenture or in any Additional Notes that contain optional redemption provisions in accordance with Section 2.14, the Issuers shall not have the option to redeem the Notes prior to August 15, 2014.

On or after August 15, 2014, the Issuers shall have the option to redeem all or part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date (subject to the rights of Holders of Notes on any relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

Year	Percentage
2014	106.281%
2015	104.188%
2016 and thereafter	100.000%

(b) Notwithstanding the provisions of clause (a) of Section 3.07 of the Indenture, at any time prior to August 15, 2014, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 108.375% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, subject to the rights of Holders of such Notes on any relevant record date to receive interest due on the relevant Interest Payment Date, with the Net Cash Proceeds of one or more Public Equity Offerings; provided that (i) at least 65% of the aggregate principal amount of the Notes issued under the Indenture remain outstanding immediately after the occurrence of such redemption (excluding any such Notes held by the Company and its Subsidiaries); and (ii) the redemption occurs within 90 days of the date of the closing of such Public Equity Offering.

(c) Notwithstanding the provisions of clause (a) of Section 3.07 of the Indenture, at any time prior to August 15, 2014, the Issuers may also redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of the date of redemption, and accrued and unpaid interest to the date of redemption, subject to the rights of Holders of the Notes on any relevant record date to receive interest due on the relevant Interest Payment Date.

6. MANDATORY REDEMPTION. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. MANDATORY DISPOSITION OR REDEMPTION PURSUANT TO GAMING LAWS. Pursuant to the Indenture, the Issuers have the right to require a Holder to dispose of such Holder’s Notes if such Holder or the beneficial owner of such Notes is required to be licensed, qualified or found suitable under applicable Gaming Laws and is not so licensed, qualified or found suitable within any time period specified by the applicable Gaming Authority. In the event any such Holder fails to dispose of Notes within a prescribed time period, the Issuers shall have the right to call such Notes for redemption at a redemption price equal to the lesser of (i) the lowest closing sale price of the Notes on any trading day during the 120-day period ending on the date upon which the Issuers shall have received notice from such Gaming Authority of such Holder’s disqualification or (ii) the price at which such Holder or beneficial owner acquired the Notes, unless a different redemption price is required by such Gaming Authority, in which event such required price shall be the redemption price.

8. ESCROW OF PROCEEDS; SPECIAL MANDATORY REDEMPTION. The Notes are subject to the provisions of an Escrow Agreement among the Issuers and U.S. Bank National Association, as Trustee and Escrow Agent. In the event that (i) the Escrow Agent and the Trustee have not received a certificate in accordance with Section 6.2 of the Escrow Agreement prior to 5:00 p.m. (New York City time) on the Outside Date (as defined in the Escrow Agreement) or (ii) the Escrow Agent and the Trustee receive, at any time prior to 5:00 p.m. (New York City time) on the Outside Date, a certificate from the Issuers executed by an authorized representative of each Issuer and certifying that the Merger Agreement has been terminated in accordance with its terms (any such event being a “Special Mandatory Redemption Event”), the Issuers shall deliver or cause to be delivered electronically, mail or cause to be mailed by first-class mail, a notice of redemption (with a copy to the Escrow Agent) within three Business Days of such event to each Holder of Notes at such Holder’s registered address or otherwise in accordance with Applicable Procedures and with the second paragraph of Section 3.03 of the Indenture that the entire principal amount outstanding of the Notes shall be redeemed at a redemption price equal to 100% of the initial issue price of the Notes plus accrued and unpaid interest from the Issue Date, to and excluding the date of the Special Mandatory Redemption (the “Special Mandatory Redemption Price”), automatically and without any further action by such Holder (the “Special Mandatory Redemption”). At the Issuers’ written request, the Trustee shall give the notice of redemption in the Issuers’ name and at their expense, provided, that the Issuers shall have delivered to the Trustee, within one Business Day of the occurrence of a Special Mandatory Redemption Event (unless such shorter time shall be agreed by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03 of the Indenture. Within three Business Days (or such other minimum period as required by the Depositary) after such notice has been given, the Special Mandatory Redemption shall occur. Upon release of the proceeds from the sale of the Notes to the Issuers in accordance with the Escrow Agreement, the Notes shall no longer be subject to a Special Mandatory Redemption pursuant to Section 3.10 of the Indenture.

9. REPURCHASE AT OPTION OF THE HOLDER.

(a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Issuers to purchase such Holder’s Notes, in whole, or in part in a principal amount that is $2,000 or an integral multiple of $1,000 in excess of $2,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the principal amount thereof on any Change of Control Payment Date plus accrued and unpaid interest to the Change of Control Payment Date.

On or before the 30th day following any Change of Control, the Issuers shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to the Trustee and each Holder of Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Issuers default in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

(b) If at any time the Issuers or any Restricted Subsidiary engages in any Asset Sale and/or suffers (or incurs) an Event of Loss, as a result of which the aggregate amount of Excess Proceeds exceeds $25,000,000, the Issuers shall, within 15 Business Days of the date the amount of Excess Proceeds exceeds $25,000,000, use the then-existing Excess Proceeds to make an offer to purchase, on a pro rata basis, from all Holders of the Notes (including Additional Notes, if any), and at the election of the Issuers, the holders of any other outstanding Pari Passu Indebtedness having comparable rights, an aggregate principal amount of Notes, and, if applicable, such other Pari Passu Indebtedness, equal to the Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon. Upon completion of a Prepayment Offer (including payment for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Issuers may then use such amounts for general corporate purposes or for the repurchase of Indebtedness subordinated in right of payment to the Notes or the Note Guarantees if required to be purchased pursuant to their respective terms.

Within 15 Business Days of the date the amount of Excess Proceeds exceeds $25,000,000, the Issuers shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Prepayment Offer to each Holder of Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below and tendering this Note pursuant to the Prepayment Offer. Unless the Issuers default in the payment of the purchase price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Prepayment Offer will cease to accrue interest from and after the purchase date.

10. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notices of redemption may be conditional. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. Unless the Issuers default in making such redemption payment, on and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

11. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. In addition, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

12. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

13. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Notes and the Escrow Agreement may be amended without prior notice to any Holder of Notes but with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (including Additional Notes, if any) and (ii) any past Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (including Additional Notes, if any). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Issuers, the Guarantors, the Trustee and the Escrow Agent may amend or supplement the Indenture, the Notes or the Escrow Agreement to (a) cure any ambiguity, defect, mistake, omission, or inconsistency; (b) provide for the assumption of an Issuer’s or a Guarantor’s obligations to Holders of the Notes or Note Guarantees, as applicable, by a successor to such Issuer or such Guarantor pursuant to Article 5 of the Indenture; (c) provide for uncertificated Notes in addition to or in place of certificated Notes; (d) add any Note Guarantees with respect to the Notes and to release such Note Guarantees when required or permitted by the terms of the Indenture; (e) secure the Notes; (f) add to the covenants of the Issuers or any Guarantor for the benefit of the Holders of the Notes or the Note Guarantees or to surrender any right or power conferred upon the

Issuers or any Guarantor; (g) make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder; (h) comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (i) conform the text of the Indenture, the Notes, the Note Guarantees or the Escrow Agreement to any provision of the “Description of Notes” section of the Offering Memorandum dated August 2, 2012, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Note Guarantee or the Escrow Agreement; (j) provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as in effect on the Issue Date; or (k) remove redemption provisions included in any Additional Notes pursuant to Section 2.14 of the Indenture that, pursuant to the terms of such redemption provisions, are no longer in effect.

14. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon acceleration, required purchase or otherwise; (iii) failure by the Company or Finance Co. to comply with Section 5.01(a) of the Indenture; (iv) failure by the Company, Finance Co. or any Guarantor to observe, perform or comply with any of the other covenants and agreements in the Indenture, the Notes, or the Note Guarantees and such failure to observe, perform or comply continues for a period of 60 days after receipt by the Issuers of a written notice from the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class; (v) Indebtedness of the Company, Finance Co. or any Restricted Subsidiary is not paid when due or within any applicable grace period or is accelerated by the holders thereof and, in either case, the total amount of such unpaid or accelerated Indebtedness exceeds $25,000,000; (vi) the entry by a court of competent jurisdiction of one or more judgments or orders against the Company, Finance Co. or any Restricted Subsidiary in an uninsured aggregate amount in excess of $25,000,000 and such judgment or order is not discharged, waived, stayed or satisfied for a period of 60 consecutive days; (vii) certain events of bankruptcy, insolvency or reorganization affecting the Company, Finance Co. or any Guarantor that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; (viii) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person controlling such Guarantor, denies or disaffirms its obligations under its Note Guarantee, and such default continues for a period of 10 days; and (ix) any revocation, suspension or loss of any Gaming License which results in the cessation of business for a period of more than 90 consecutive days of the business of any Gaming Facility or Gaming Facilities owned, leased or operated directly or indirectly by the Company or any of its Restricted Subsidiaries which, taken together, collectively contribute more than 10% of the Company’s Consolidated EBITDA (other than any voluntary relinquishment of a Gaming License if such relinquishment is, in the reasonable, good faith judgment of the Board of Directors of the Company, evidenced by a Board Resolution, both desirable in the conduct of business of the Company and its Restricted Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders). A Default under clause (v), (vi) or (ix) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Notes (including Additional Notes, if any) notify the Issuers of the Default; provided that any Default under clause (v) above resulting from a default or acceleration with respect to Indebtedness will not be considered an Event of Default if such default or acceleration is cured or annulled, respectively, within 30 days of the receipt by the Issuers of such notice of default from the Trustee or Holders of not less than 25% in aggregate principal amount of the Notes. Subject to the following paragraph, if any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes (including Additional Notes, if any) may declare all the Notes to be due and payable by a notice in writing to the Issuers (and to the Trustee, if given by the Holders) specifying the Event of Default and that it is a “notice of acceleration” and on the fifth Business Day after delivery of such notice, the principal amount, together with any accrued and unpaid interest on all of the Notes then outstanding, will become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, the Notes.

The provisions of this Paragraph 14 are subject to certain limitations and exceptions set forth in the Indenture with respect to an Event of Default that occurs by reason of a default with respect to any redemption provisions contained solely in Additional Notes.

15. TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or any Affiliates of the Issuers, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

16. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Issuers or any of the Guarantors, as such, shall not have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Note Guarantees, the Escrow Agreement or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19. CUSIP NUMBERS; ISINS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers and ISINs to be printed on the Notes and the Trustee may use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Escrow Agreement. Requests may be made to Peninsula Gaming, LLC, c/o Boyd Gaming Corporation, 3883 Howard Hughes Parkway, 9th Floor, Las Vegas, NV 89169, Attention: General Counsel.

[Insert the Schedule of Principal Amount, if a Global Note]

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuers or any Affiliate of the Issuers, the undersigned confirms that such Notes are being transferred:

CHECK ONE BOX BELOW

(1) ☐ to the Issuers or a subsidiary thereof; or

(2) ☐ inside the United States to a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) ☐ outside the United States to a non-U.S. Person in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(4) ☐ pursuant to another available exemption from registration under the Securities Act of 1933, as amended (if available); or

(5) ☐ pursuant to a registration statement which has been declared effective under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3) or (4) is checked, the Holder must, prior to such transfer, furnish to the Trustee such certifications, legal opinions, or other information as the Issuers may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

Signature Guarantee:	Signature

Signature

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all of this Note purchased by the Issuers pursuant to Section 4.13 or 4.09 of the Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.13 or 4.09 of the Indenture, state the principal amount:

$

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
(Signature must be guaranteed)

EXHIBIT B

VARIABLE NOTE PROVISIONS

[FORM OF]

SCHEDULE OF PRINCIPAL AMOUNT

The following decreases/increases in the principal amount of this Note have been made:

Date of Decrease/ Increase	Decrease in Principal Amount	Increase in Principal Amount	Principal Amount Following such Decrease/Increase	Notation Made by or on Behalf of Registrar

[FORM OF GLOBAL NOTE LEGEND]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

[FORM OF RESTRICTED SECURITY LEGEND]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (2) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (A)(1)(c) OR (d) ABOVE, THE ISSUERS AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

[FORM OF LEGEND FOR REGULATION S TEMPORARY NOTES]

THIS SECURITY IS A REGULATION S TEMPORARY GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN SECTION 2.06 OF THE INDENTURE, NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS TEMPORARY GLOBAL NOTE MAY BE MADE FOR AN INTEREST IN THE RESTRICTED GLOBAL NOTE. NO EXCHANGE OF AN INTEREST IN THIS TEMPORARY GLOBAL NOTE MAY BE MADE FOR AN INTEREST IN THE REGULATION S PERMANENT GLOBAL NOTE EXCEPT (A) ON OR AFTER THE TERMINATION OF THE DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)) AND (B) UPON DELIVERY OF THE OWNER NOTES CERTIFICATION AND THE TRANSFEREE NOTES CERTIFICATION RELATING TO SUCH INTEREST IN ACCORDANCE WITH THE TERMS OF THE INDENTURE.

UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING OF THE NOTES, AN OFFER OR SALE OF THE NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT OF 1933, AS AMENDED) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT.

EXHIBIT C-1

FORM OF CERTIFICATION TO BE GIVEN BY HOLDER OF BENEFICIAL INTEREST

IN A REGULATION S TEMPORARY GLOBAL NOTE

OWNER NOTES CERTIFICATION

[The Depository Trust Company or its nominee

Attention: [        ] ]

Re: 8.375% Senior Notes due 2018 (the “Notes”)

Reference is hereby made to the Indenture dated as of August 16, 2012 (the “Indenture”) among BOYD ACQUISITION SUB, LLC, a Delaware limited liability company (“Merger Sub”), BOYD ACQUISITION FINANCE CORP., a Delaware corporation (“Boyd Finance Co.” and together with Merger Sub, the “Issuers”), and U.S. BANK NATIONAL ASSOCIATION (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This certification relates to $         aggregate amount of Notes that are held as a beneficial interest in the form of the Regulation S Temporary Global Note (CUSIP No. U1021Q AA0; ISIN No: USU1021QAA05) with the Depositary in the name of [insert name of Holder] (the “Holder”).

In respect of such Notes, the Holder does hereby certify that as of the date hereof, the above-captioned Notes are beneficially owned by non-U.S. Persons and are not held for purposes of resale directly or indirectly to a U.S. Person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia. As used herein, “U.S. Person” has the meaning assigned to it in Rule 902 under the Securities Act of 1933, as amended.

We undertake to advise you immediately by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

We understand that this certification is required in connection with certain securities laws in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings. This certification and the statements contained herein are made for your benefit and the benefit of the Issuers, the Guarantors and the Initial Purchasers of the Notes under the Purchase Agreement dated August 2, 2012 among the Issuers, Boyd Acquisition I, LLC, an indirect wholly-owned subsidiary of Boyd Gaming Corporation, and such Initial Purchasers relating to the Notes.

Date:             ,             1

[Name of Person Making Certification]

[1]	To be dated no earlier than 15 days prior to the transfer or exchange date to which the certification relates.

C-1-1

EXHIBIT C-2

FORM OF CERTIFICATION TO BE GIVEN BY TRANSFEREE

OF BENEFICIAL INTEREST

IN A REGULATION S TEMPORARY GLOBAL NOTE

TRANSFEREE NOTES CERTIFICATION

[The Depository Trust Company or its nominee

Attention: [        ] ]

Re: 8.375% Senior Notes due 2018 (the “Notes”)

Reference is hereby made to the Indenture dated as of August 16, 2012 (the “Indenture”) among BOYD ACQUISITION SUB, LLC, a Delaware limited liability company (“Merger Sub”), BOYD ACQUISITION FINANCE CORP., a Delaware corporation (“Boyd Finance Co.” and together with Merger Sub, the “Issuers”), and U.S. BANK NATIONAL ASSOCIATION (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

For purposes of acquiring a beneficial interest in the Regulation S Temporary Global Note, the undersigned certifies that it is not a U.S. Person as defined by Regulation S under the Securities Act of 1933, as amended.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you in which we intend to acquire a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceeding. This certification and the statements contained herein are made for your benefit and the benefit of the Issuers, the Guarantors and the Initial Purchasers of the Notes under the Purchase Agreement dated August 2, 2012 among the Issuers, Boyd Acquisition I, LLC, an indirect wholly-owned subsidiary of Boyd Gaming Corporation, and such Initial Purchasers relating to the Notes.

Dated:

By:
As, or as agent for, the beneficial acquiror of the Notes to which this certification relates.

C-2-1

EXHIBIT D

FORM OF CERTIFICATION TO BE GIVEN BY THE DEPOSITARY IN

CONNECTION WITH THE EXCHANGE OF A PORTION OF A

REGULATION S TEMPORARY GLOBAL NOTE

U.S. Bank National Association, as Trustee and Transfer Agent

225 Asylum Street

23rd Floor

Hartford, CT 06103

Attention: Corporate Trust Services

Re: 8.375% Senior Notes due 2018 (the “Notes”)

Reference is hereby made to the Indenture dated as of August 16, 2012 (the “Indenture”) among BOYD ACQUISITION SUB, LLC, a Delaware limited liability company (“Merger Sub”), BOYD ACQUISITION FINANCE CORP., a Delaware corporation (“Boyd Finance Co.” and together with Merger Sub, the “Issuers”), and U.S. BANK NATIONAL ASSOCIATION (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This is to certify that based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially in the form attached hereto, as of the date hereof, U.S.$          principal amount of the above-captioned Notes (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States person(s)”), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired such Notes through foreign branches of United States financial institutions and who hold such Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuers or their agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the “Restricted Period” (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired such Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the states and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify that (i) we are not making available herewith for exchange any portion of the Regulation S Temporary Global Note representing the above-captioned Notes excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

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We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers, the Guarantors and the Initial Purchasers of the Notes under the Purchase Agreement dated August 2, 2012 among the Issuers, Boyd Acquisition I, LLC, an indirect wholly-owned subsidiary of Boyd Gaming Corporation, and such Initial Purchasers relating to the Notes.

Dated:

[To be dated no earlier than the

date of exchange]

[The Depository Trust Company or its nominee]

By:

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EXHIBIT E

FORM OF CERTIFICATE OF TRANSFER

Peninsula Gaming, LLC

c/o Boyd Gaming Corporation

3883 Howard Hughes Parkway

9th Floor

Las Vegas, NV 89169

Attention: General Counsel

[Registrar address block]

Re:	8.375% Senior Notes due 2018 (the “Notes”)

Reference is hereby made to the Indenture dated as of August 16, 2012 (the “Indenture”) among BOYD ACQUISITION SUB, LLC, a Delaware limited liability company (“Merger Sub”), BOYD ACQUISITION FINANCE CORP., a Delaware corporation (“Boyd Finance Co.” and together with Merger Sub, the “Issuers”), and U.S. BANK NATIONAL ASSOCIATION (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                              (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Restricted Security Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the “Distribution Compliance Period” within the meaning of Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Restricted Security Legend printed on the Regulation S Temporary Global Note and/or Regulation S Permanent Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Issuers or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Security Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Security Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Security Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Security Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Security Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Restricted Security Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for the benefit of the Issuers, the Trustee and the Guarantors.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

	(a)	☐	a beneficial interest in the:

			(i)	☐	144A Global Note (CUSIP 103253 AA8), or

			(ii)	☐	Regulation S Permanent Global Note (CUSIP U1021Q AA0), or

			(iii)	☐	Regulation S Temporary Global Note (CUSIP U1021Q AA0), or

	(b)	☐	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

	(a)	☐	a beneficial interest in the:

			(i)	☐	144A Global Note (CUSIP 103253 AA8), or

			(ii)	☐	Regulation S Permanent Global Note (CUSIP U1021Q AA0), or

			(iii)	☐	Regulation S Temporary Global Note (CUSIP U1021Q AA0), or

			(iv)	☐	Unrestricted Global Note (CUSIP ); or

	(b)	☐	a Restricted Definitive Note; or

	(c)	☐	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT F

FORM OF CERTIFICATE OF EXCHANGE

Peninsula Gaming, LLC

c/o Boyd Gaming Corporation

3883 Howard Hughes Parkway

9th Floor

Las Vegas, NV 89169

Attention: General Counsel

[Registrar address block]

Re:	8.375% Senior Notes due 2018 (the “Notes”)

(CUSIP 103253 AA8)

Reference is hereby made to the Indenture dated as of August 16, 2012 (the “Indenture”) among BOYD ACQUISITION SUB, LLC, a Delaware limited liability company (“Merger Sub”), BOYD ACQUISITION FINANCE CORP., a Delaware corporation (“Boyd Finance Co.” and together with Merger Sub, the “Issuers”), and U.S. BANK NATIONAL ASSOCIATION (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                              (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Restricted Security Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to such Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Security Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Security Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable such Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Security Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Restricted Security Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Temporary Global Note, ☐ Regulation S Permanent Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to such Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Restricted Security Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for the benefit of the Issuers, the Trustee and the Guarantors.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

EXHIBIT G

FORM OF SUPPLEMENTAL INDENTURE

PENINSULA GAMING, LLC

PENINSULA GAMING CORP.

and

the Guarantors named herein

8.375% SENIOR NOTES DUE 2018

FORM OF SUPPLEMENTAL INDENTURE

DATED AS OF                  ,

U.S. BANK NATIONAL ASSOCIATION,

Trustee

This SUPPLEMENTAL INDENTURE, dated as of                  , 201   is by and among Peninsula Gaming, LLC, a Delaware limited liability company (the “Company”), Peninsula Gaming Corp., a Delaware corporation (“Finance Co.” and together with the Company, the “Issuers”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and U.S. Bank National Association, as Trustee.

RECITALS

WHEREAS, Boyd Acquisition Sub, LLC, a Delaware limited liability company (“Merger Sub”), and Boyd Acquisition Finance Corp., a Delaware corporation (“Boyd Finance Co.” and together with Merger Sub, the “Escrow Issuers”), have heretofore executed and delivered to the Trustee the Indenture (the “Original Indenture”), dated as of August 16, 2012, providing for the issuance of an unlimited aggregate principal amount of 8.375% Senior Notes due 2018 (the “Notes”);

WHEREAS, the Company and Finance Co. have heretofore executed and delivered to the Trustee the Supplemental Indenture (together with the Original Indenture, the “Indenture”), dated as of                  , 201  , under which the Company succeeded to all of the rights and obligations of Merger Sub thereunder and Finance Co. succeeded to all of the rights and obligations of Boyd Finance Co. thereunder; and each of the Guarantors unconditionally guaranteed all of the Escrow Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth therein and under the Original Indenture;

WHEREAS, Section 9.01(d) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to add Guarantors pursuant to Section 4.18 thereof, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, in compliance with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

1. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

2. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.

3. From this date, by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereof.

4. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

5. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this

Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

6. No past, present or future director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

7. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

PENINSULA GAMING, LLC

By:
Name:
Title:

PENINSULA GAMING CORP.

By:
Name:
Title:

[EACH GUARANTOR SUBSIDIARY]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT H

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY PENINSULA GAMING, LLC, PENINSULA GAMING CORP.

AND EACH OF THE GUARANTORS (THE “GUARANTORS”)

Supplemental Indenture (this “Supplemental Indenture”) dated as of             , 201   among Peninsula Gaming, LLC, a Delaware limited liability company (the “Company”), Peninsula Gaming Corp. (“Finance Co.” and together with the Company, the “Issuers”), the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, Boyd Acquisition Sub, LLC (“Merger Sub”) and Boyd Acquisition Finance Corp. (“Boyd Finance Co.”) have heretofore executed and delivered to the Trustee the Indenture (the “Indenture”), dated as of August 16, 2012, providing for the issuance of an unlimited aggregate principal amount of 8.375% Senior Notes due 2018 (the “Notes”);

WHEREAS, the Notes were issued and sold in connection with the Acquisition;

WHEREAS, in connection with the Acquisition, Merger Sub merged with and into the Company, with the Company as the surviving Person, and Boyd Finance Co. merged with and into Finance Co., with Finance Co. as the surviving corporation;

WHEREAS, pursuant to this Supplemental Indenture, the Company will succeed to all of the rights and obligations of Merger Sub thereunder, Finance Co. will succeed to all of the rights and obligations of Boyd Finance Co. thereunder, and each of the Guarantors will unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(a) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b) Agreement.

(1) Each of the Guarantors acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture (except Section 4.21 thereof), as of the date hereof, as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Guarantor pursuant to the Indenture;

(2) Each of the Issuers and the Guarantors hereby represents and warrants to and agrees with the Trustee that it has all the requisite corporate, limited liability company or other

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power and authority to execute, deliver and perform its obligations under this Supplemental Indenture, that this Supplemental Indenture has been duly authorized, executed and delivered and that the consummation of the transactions contemplated hereby has been duly and validly authorized; and

(3) Each of the Issuers and the Guarantors will deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to the execution and delivery of this Supplemental Indenture have been complied with.

(c) Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(d) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

(e) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(f) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein.

(g) Benefits Acknowledged. Upon consummation of the Acquisition and execution and delivery of this Supplemental Indenture the Issuers and each of the Guarantors will be subject to the terms and conditions set forth in the Indenture. Each of the Issuers and each of the Guarantors acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the obligations of each as a result of this Supplemental Indenture are knowingly made in contemplation of such benefits.

(h) Successors. All agreements of the Issuers and each of the Guarantors in this Supplemental Indenture shall bind its successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

PENINSULA GAMING, LLC

By:
Name:
Title:

PENINSULA GAMING CORP.

By:
Name:
Title:

[EACH GUARANTOR SUBSIDIARY]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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